UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant	☐

Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
HURON CONSULTING GROUP INC.
(Name of Registrant as Specified In its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HURON

2026

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1 See Appendix A for the definitions of adjusted EBITDA margin and adjusted diluted earnings per share, and other non-GAAP financial measures included in this
Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

Letter from the Independent Directors
of the Board
Dear Fellow Stockholders:
We are writing to you as the independent members of the Huron board of directors (the “board”). As fellow stockholders, we are focused on the execution of the Company’s strategy, delivering on our balanced capital allocation strategy, sustaining the alignment between Huron’s management compensation programs and the interest of stockholders, and the advancement of our periodic board refreshment process.
EXECUTING OUR LONG-TERM GROWTH STRATEGY
At our investor day in March 2025, we outlined our refreshed strategy to achieve further revenue growth and margin expansion. We continue to focus on our five strategic priorities: (i) sustaining accelerated growth in healthcare and education,
(ii) growing our business in commercial industries, (iii) growing our global digital capability, (iv) executing upon our solid foundation for margin expansion and organic reinvestment, and (v) maintaining a strong balance sheet and cash flows while strategically deploying capital. We believe this refreshed focus, our disciplined execution, and the market tailwinds driving our business will continue to drive further value for our stockholders.
Driven by disciplined execution of the Company’s strategy and effective leadership, in 2025, Huron delivered another year of strong performance. Revenues before reimbursable expenses (RBR) grew 12% compared to 2024, resulting in record RBR and a fifth consecutive year of growth. In addition, we are pleased with our continued margin and earnings per share expansion and strong cash flows in 2025. Collectively, these results led to total stockholder return of 39% in 2025.
Since we outlined our initial growth strategy in 2022, our market-tested strategy and disciplined execution have driven results and significant stockholder value. In aggregate, since FY 2023 through FY 2025, we:
•Grew revenues before reimbursable expenses at a 10.5% compound annual growth rate;
•Expanded our net income margin and adjusted EBITDA margin1 by 170 and 200 basis points, respectively;
•Grew our diluted earnings per share and adjusted diluted earnings per share1 83% and 59%, respectively; and
•Returned $288 million of capital to shareholders by repurchasing 2.4 million shares of our common stock.
These proven results culminated in stock price appreciation of 68% from December 31, 2023 to December 31, 2025.
DELIVERING ON OUR BALANCED CAPITAL ALLOCATION STRATEGY
We continue to execute our strategic capital deployment framework, which balances growth, flexibility, and return of capital to stockholders. As shared at our investor day in March 2025, we remain committed to our two guiding principles: (i) maintaining a strong, flexible balance sheet and (ii) driving strong cash flow to enable our strategy while also returning capital to stockholders via share repurchases. In coordination with the Finance and Capital Allocation Committee, in 2025, we
repurchased 1.2 million shares of our common stock for $166 million and deployed $112 million of cash on six strategic, tuck-in acquisitions while achieving a leverage ratio (as defined in our senior secured credit agreement) of 1.93 as of December 31,
2025.
ALIGNING COMPENSATION PROGRAMS TO DRIVE STOCKHOLDER VALUE
Our professionals' expertise, skills and experience and our strong company culture are our biggest differentiators. We believe
Huron’s long-term success is enabled by a balanced compensation program that aligns stockholder value, enterprise objectives, and employee performance. To achieve these goals, long-term equity plays a critical role in the variable portion of the compensation programs for not only our named executive officers (NEOs), but also our revenue-generating managing directors and principals to directly link pay with performance. It also fosters a sense of ownership among employees and promotes long-term retention for our leaders. Between 2023 and 2025, approximately 84% of total shares granted were issued to revenue-generating managing directors and principals as part of their annual incentive compensation, while approximately
12% of total shares granted were issued to NEOs.
We recognize the dilutive impact of granting equity awards, and we reflect the expense associated with these awards in our adjusted EBITDA and adjusted diluted earnings per share metrics. Both the board and management are committed to thoughtfully managing our equity compensation programs while mitigating risk and dilution for stockholders.
We believe that continuing to provide a portion of annual incentives in equity for our revenue-generating managing directors and principals aligns total compensation with performance and helps us achieve our companywide strategic and financial objectives that drive stockholder value. This also contributes to the future success of our business as we attract, engage and retain the top talent needed to support our growth strategy.
EXECUTING OUR PERIODIC BOARD REFRESHMENT PROCESS
The Nominating and Corporate Governance Committee, in coordination with the board, regularly evaluates the future composition of the board in light of the age, tenure, experience and capabilities of its current members. The board’s periodic board refreshment process is intended to ensure that the board has the best mix of knowledge, skills, industry expertise and business acumen, derived from high quality professional experience, to evaluate and support the Company’s strategy going forward. The Nominating and Corporate Governance Committee believes that its nominated directors have extensive experience leading and managing professional service businesses or relevant industry expertise which provides significant insight into the Company and its operations and provides valuable contributions to the board and our management team. The
Nominating and Corporate Governance Committee also recognizes the potential benefits of fresh perspectives and adjacent skillsets that highly qualified new directors may bring to the board as well as the benefits of increased innovation and creativity that may be fostered by greater range of thought and experience on the board.
The Nominating and Corporate Governance Committee will continue to consider a variety of factors as it works to enhance the composition of the board, reduce average tenure and ensure structured and orderly board succession through a process of both board member additions and retirements. As a result, during the next several years, the board may periodically expand or contract as part of its periodic refreshment process. It is the expressed desire of the board that it continue to remain relatively small in number and composed principally of non-executive independent directors.
In closing, 2025 was another strong year of performance for Huron. In our continuous commitment to transparency and collaboration, we affirm our commitment to consider and respond to the perspectives of our stockholders.
Respectfully,

H. Eugene Lockhart	Hugh E. Sawyer	John McCartney

Debra L. Zumwalt	Peter K. Markell	Joy T. Brown

Notice of Annual
Meeting of Stockholders
May 8, 2026
The Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company,”
"Huron," "we" or "us") will be held on May 8, 2026, at 11:00 a.m. Central Time in a virtual meeting format via live audio webcast at www.virtualshareholdermeeting.com/
HURN2026, (the "Annual Meeting") for the following purposes:

Voting Matter		Board Recommendation

1	To elect to the Board of Directors the eight director nominees described in this proxy statement;	FOR each nominee See page 2
2	An advisory vote to approve the Company’s Executive Compensation;	FOR See page 32
3	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and	FOR See page 68
4	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Only stockholders of record at the close of business on March 9, 2026 will be entitled to notice of and to vote at the Annual Meeting.
Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the
Notice of Internet Availability of Proxy Materials or proxy card, over the Internet, as promptly as possible.

Time & Date May 8, 2026, at 11:00 a.m. Central Time

Virtual Meeting live audio webcast at virtualshareholdermeeting. com/HURN2026

Voting
Only stockholders of
record at the close of
business on March 9, 2026
will be entitled to notice of
and to vote at the Annual
Meeting.
Your vote is very
important, regardless of
the number of shares
you hold.

If you received only a Notice of Internet Availability of Proxy Materials in the mail or by electronic mail, you may also request a paper proxy card to submit your vote by mail, if you prefer. However, we encourage you to vote over the Internet because it is convenient and will save printing costs and postage fees, as well as natural resources.

Phone 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 7, 2026. Have your proxy card in hand when you call and the follow the instructions.	Mail Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Online
Use the Internet to transmit your voting
instructions and for electronic delivery
of information. Vote by 11:59 p.m. ET on
May 7, 2026. Have your proxy card in
hand when you access the website and
follow the instructions to obtain your
records and to create an electronic
voting instruction form.

We intend to hold our Annual Meeting via live audio webcast. You will not be able to attend in person. If we do decide to hold our Annual Meeting in person, then we will announce our decision and post additional information on our Investor Relations website at https://ir.huronconsultinggroup.com. Please check this website in advance of the Annual Meeting date.
Stockholders who wish to attend the Annual Meeting via live audio webcast may do so via the website reflected on their proxy card. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. During the
Annual Meeting, stockholders will have the opportunity to ask questions of management or directors via live chat and to vote or change their previous vote. You may also address any questions in advance of the Annual Meeting to Corporate Secretary,
Huron Consulting Group Inc., 550 West Van Buren Street, 17th Floor, Chicago, Illinois 60607, or
corporatesecretary@hcg.com.
By Order of the Board of Directors
Hope Katz
Executive Vice President, General Counsel and Corporate Secretary
Chicago, Illinois
March 20, 2026

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 8, 2026
The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

Huron Consulting Group Inc.	i	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

Company Overview
About Huron
Huron is a global professional services firm that partners with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering organizations to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve.
Our Values

Integrity We value authenticity and honesty. We do the right thing regardless of the consequences.	Collaboration We commit to working with respect and transparency and recognize we are better together than apart.	Impact We are passionate about making a difference and take initiative to have a lasting impact on the organizations and communities we serve.	Intellectual Curiosity As lifelong learners, we explore and encourage new ideas, and challenge the status quo.

Inclusion We embrace different perspectives and draw on the strength of our diversity.	Excellence We strive to excel and continually exceed the expectations of our clients and our people, holding each other accountable for our actions and outcomes.	Humility While confident in our abilities, we realize that our current knowledge is but a fraction of what we have yet to learn, discover and create.

Our Business

2,000+	8,600+	83	16,500+

Clients Served	Full-Time Employees	Employee Engagement Score (Global benchmark: 72)	Hours Volunteered in Our Communities
Note: Numbers presented above are as of December 31, 2025

2 Results for 2025 include $7.7 million of non-cash impairment charges, net of tax, related to our convertible debt investment in a third-party. Results for 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff.
3 See Appendix A for the definitions of adjusted EBITDA margin and adjusted diluted earnings per share, and other non-GAAP financial measures included in this
Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Our strategy for driving increased stockholder value
At our 2025 investor day, we outlined our refreshed strategy to achieve further revenue growth and margin expansion. We continue to believe there is significant value creation potential for our stockholders as we diligently execute our strategy, driven by meaningful growth opportunities across all three operating segments and continued margin expansion. We have demonstrated the power of our strategy, coupled with disciplined execution, as we have achieved total shareholder return of
138% from December 31, 2022 through December 31, 2025.

1
	Leading Market Positions In Two Critical Industries	2025+ Focus Sustaining accelerated growth in Healthcare and Education

2
	Growing our Business in Commercial Industries	2025+ Focus Expanding capabilities through targeted organic hiring and programmatic M&A

3
	Growing Global Digital Capability	2025+ Focus Enhancing our portfolio to drive even greater client impact

4
	Solid Foundation for Margin Expansion and Organic Reinvestment	2025+ Focus Expanding margins while driving greater reinvestment to fuel organic growth

5
	Strong Balance Sheet and Cash Flows	2025+ Focus Returning capital to stockholders while executing programmatic M&A

Medium Term Financial Targets (2025 Investor Day)

•Low double-digit
annual revenues
before
reimbursable
expenses (RBR)
growth
•Expand adjusted
EBITDA margin
to 15-17%  by
2029
•Convert 75% of
annual adjusted
EBITDA to free
cash flow
•Double adjusted
diluted EPS by
2029

2025 Performance Highlights2,3

$1.66B 12% increase in Revenues before Reimbursable Expenses (RBR) from 2024, driven by growth across all three segments	6.2% Net Income Margin in 2025, compared to 7.7% in 2024[2]	14.3% 80 basis point increase in Adjusted EBITDA Margin[3] from 2024

$5.84 GAAP Diluted EPS in 2025, compared to $6.27 2024[2]	$7.83 21% increase in Adjusted Diluted EPS[3] from 2024	39% 2025 Total Shareholder Return

Human Capital
Our people are at the center of Huron’s strategy, and we are committed to providing a workplace where our talented team can thrive both personally and professionally. Huron’s success hinges on our ability to attract, engage, develop, reward, and retain highly skilled professionals. The cornerstone of our human capital strategy lies in both our mission-driven approach and an enduring belief that great leaders and engaged coaches cultivate a work environment where team members feel valued,

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
create deep connections, and see their future with Huron. Our unwavering focus extends across every aspect of the employee journey, and we are committed to fostering our collaborative culture, which we believe is one of our most meaningful sources of competitive differentiation.
Selected Notable Workplace Accolades

2025 Best Firms to Work For 15 consecutive years	Certified by Great Place To Work in the U.S., Canada, India, Singapore, and the U.K.	America’s Best Midsized Companies 2025
Consulting Magazine	Great Place to Work	TIME Magazine

2025 Top Consulting Firms	2025 Best Place to Work	2025 Top Ranked Consulting Firm
The Consulting Report	Glassdoor	Management Consulted

2025 Early Talent Awards Best place for Gen Z to start their careers	2025 World’s Best Management Consulting Firm	Most Prestigious Consulting Firms North America
Handshake	Forbes	Vault

Compensation Philosophy
Huron operates in a highly competitive talent market and our compensation philosophy is designed to pay-for-performance, rewarding and retaining our highest performing employees and paying competitively versus peer companies.
Specifically, for our leadership compensation programs, we adhere to the following core tenets:

1	2	3	4

Align to Business
Strategy
Enable our “Team Huron”
integrated operating model by
holding leaders accountable
for delivering challenging, but
achievable, goals that align
with the long-term interests of
our stockholders.

Attract
and Retain
Attract and retain
extraordinary leaders who
both model our Leadership
Principles and enable our
purpose-driven culture by
providing a competitive total
rewards program compared to
companies with whom we
compete for business and
talent.
Pay for Performance Reward leaders for delivering profitable growth and balance the achievement of financial and non-financial results, emphasizing our clients, communities and employees.
Uphold Strong
Governance
Implement and execute on
robust practices that lie at the
heart of what the
Compensation Committee
considers good governance as
they review our compensation
programs and adopt policies
that mitigate risk and
incentivize long-term results.

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Use of Equity
Equity, which vests over three or four years, is a key component of our compensation programs, especially for our revenue-
generating managing directors and principals and executive officers, in order to foster an ownership mindset and to align those employees' interests with the Company and stockholders. As shown below, the majority of our leaders’ compensation opportunities are at-risk and performance-based, of which a significant portion is provided in equity; and, over the last three years, 84% of total shares granted under our Amended and Restated 2012 Omnibus Incentive Plan were granted to our revenue-generating managing directors and principals.

TOTAL SHARES GRANTED (THREE-YEAR HISTORICAL AVERAGE)	2025 CEO PAY MIX AT TARGET	2025 OTHER NEOS (AVERAGE) PAY MIX AT TARGET	MANAGING DIRECTOR (AVERAGE) PAY MIX AT TARGET

4%
12%
84%
Revenue-generating Managing Directors & Principals
NEOs
Other

14%
21%
65%
Base Salary
Annual Incentive
Long-Term Incentive
Performance-Based Pay

29%
45%
26%
Base Salary
Annual Incentive
Long-Term Incentive
Performance-Based Pay

22%
56%
22%
Base Salary
Annual Incentive
Equity-based Incentive

Huron Consulting Group Inc.	1	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

Proxy Statement for Annual Meeting
of Stockholders
To be held May 8, 2026
We are utilizing the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders over the Internet. On or about March 20, 2026, we mailed to stockholders of record on the record date a
Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report to Stockholders online. If you received a Notice by mail, you will not automatically receive a printed copy of our proxy materials in the mail. You may request a paper copy of our proxy materials by mail or an electronic copy by
e-mail by following the instructions listed on the Notice. The Notice also contains instructions for voting over the Internet.
General Information About the Meeting
Quorum and Voting Requirements
Huron Consulting Group Inc. (the “Company,” “Huron,” “we” or “us”) has one class of common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on March 9, 2026 (the “Record
Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 16,576,712 shares of common stock issued and outstanding.
The proxy is solicited from the holders of record of the common stock on behalf of the board of directors of the Company (the
“Board of Directors” or the “board”) and is revocable at any time by giving written notice of revocation to the Secretary of the
Company prior to the Annual Meeting or by executing and delivering a later-dated proxy by mail prior to the Annual Meeting.
Furthermore, the stockholders of record who are present at the Annual Meeting may revoke their proxies and vote at the
Annual Meeting.
If your shares are held in a bank or brokerage account, you will receive proxy materials from your bank or broker, which will include a voting instruction form. If you would like to revoke voting instructions given to your bank or broker, you must follow its instructions. If you would like to attend the Annual Meeting and vote these shares at the Annual Meeting, you must obtain a proxy from your bank or broker. You must request the proxy from your bank or broker; it will not automatically provide one to you.
All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the proxies in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.
A quorum, consisting of at least one-third of shares of common stock issued and outstanding, must be present at the Annual
Meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes resulting from uninstructed shares on some proposals but not others, will be considered present at the
Annual Meeting for purposes of determining a quorum.

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

Proposal One
Election of Directors
Board of Directors
The Company’s Restated Certificate of Incorporation previously divided the board into three classes, with each class being elected to a three-year term. At the 2023
Annual Meeting of Stockholders, the stockholders approved an amendment to the Company's  Restated Certificate of Incorporation to declassify the board over a three-year period. Therefore, all of the directors will be nominated to stand for election at the 2026 Annual Meeting, each of whom will serve a one-year term if elected.
The board has nominated Joy T. Brown, C. Mark Hussey, H. Eugene Lockhart,
Peter K. Markell, John McCartney, James H. Roth, Hugh E. Sawyer and Debra
Zumwalt as director nominees to be voted upon at the 2026 Annual Meeting, to serve terms ending at the 2027 Annual Meeting and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. All nominees are currently serving as Huron directors. Ekta Singh-Bushell will not stand for re-election and will no longer serve on the board upon election of the director nominees at the
2026 Annual Meeting. The size of the board will be decreased to eight directors immediately upon election of directors at the 2026 Annual Meeting.
This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of the director nominees to the board and the other matters described herein. The board is not aware of any reason that the director nominees might be unavailable to serve as a director, and each has expressed an intention to serve, if elected. If any of the director nominees are unable to serve, the shares represented by all valid proxies will be voted
“FOR” the election of such substitute nominee as the board may recommend.
There are no arrangements or understandings between any of the persons nominated to be a director and any other person pursuant to which any of such nominees were selected.
Approval Required
The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual
Meeting that are voted, provided that a quorum is represented at the Annual
Meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Therefore, votes to withhold and “broker non-
votes” will have no impact on the election of directors. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the election of Ms.
Brown, Mr. Hussey, Mr. Lockhart, Mr. Markell, Mr. McCartney, Mr. Roth, Mr.
Sawyer and Ms. Zumwalt as directors, unless specified otherwise.

Recommendation of the Board

The Board of Directors recommends that stockholders vote FOR the election of Ms. Brown, Mr. Hussey, Mr. Lockhart, Mr. Markell, Mr. McCartney, Mr. Roth, Mr. Sawyer and Ms. Zumwalt.

Independence 75% 6 of our 8 Director Nominees are Independent
Attendance 97% We had 97% overall attendance at all board and committee meetings throughout 2025

4 Ekta Singh-Bushell currently serves as chair of the Compensation Committee. Ms. Singh-Bushell will not stand for re-election and will no longer serve on the board upon election of the director nominees at the 2026 Annual Meeting.
5 Effective January 1, 2025, Mr. McCartney stepped down as non-executive chairman of the board, and the board appointed Hugh E. Sawyer to succeed Mr.
McCartney as non-executive chairman of the board.

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
About the Board4

Name	Age	Director Since	Principal Occupation	Independent	A	C4	N&CG	T&IS	F&CA

Nominees To the Board of Directors
Joy T. Brown	47	2022	SVP, Chief Digital Information Officer, Boston Medical Center Health System			●			●
C. Mark Hussey	65	2023	Chief Executive Officer and President, Huron Consulting Group Inc. and Huron Consulting Services, our principal operating subsidiary
H. Eugene Lockhart	76	2006	Chairman Emeritus & General Partner, MissionOG LLC		●	●
Peter K. Markell	70	2022	Executive Vice President and Chief Financial Officer, Brown University Health (f/k/a Lifespan Health System)				●	●
John McCartney	73	2004	Huron Consulting Group Inc., Director[5]		●		●
James H. Roth	68	2009	Vice Chairman, Client Services, Huron Consulting Group Inc.
Hugh E. Sawyer	71	2018	Non-Executive Chairman, Huron Consulting Group Inc.		●		●		●
Debra Zumwalt	70	2014	Vice President and General Counsel, Stanford University			●		●
A – Audit Committee; C – Compensation Committee; N&CG – Nominating and Corporate Governance Committee;
T&IS – Technology and Information Security Committee; F&CA – Finance and Capital Allocation Committee
    – Chairperson  ● – Member

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Skills Matrix
The below table summarizes the core competencies and relevant capabilities that our director nominees bring to the board.
Additional detailed information on each of the director’s experience, qualifications, attributes and skills is more thoroughly described in the biographies following this table.

	Joy T. Brown	C. Mark Hussey	H. Eugene Lockhart	Peter K. Markell	John McCartney	James H. Roth	Hugh E. Sawyer	Debra Zumwalt

Accounting/Finance Knowledge of accounting and financial reporting and auditing processes and standards									8
Corporate Governance/Law Experience understanding and evaluating legal risks and obligations and board oversight and effectiveness									8
Senior Executive Leadership Served as a senior leader at another organization									8
Risk Management & Oversight Regulatory and compliance expertise in assessment and management of business and financial risk factors									8
Technology Experience or oversight of innovative technology, privacy, information systems, or cybersecurity									8
Global Business Leadership experience with multinational companies									7
Healthcare Industry experience through board or leadership positions with organizations in the healthcare industry									7
Higher Education Industry experience through board or leadership positions with higher education institutions or organizations serving higher education institutions									6
Public Company Board Experience serving on boards of other public companies									7

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Board of Director Nominee Snapshot (1)

GENDER	ETHNICITY	COMMITTEE CHAIRS BY GENDER	TENURE

1
13%
of directors are ethnically diverse
7
People of Color

10 Yrs
average tenure of directors
4
4
0-9 Years
10+ Years

(1) Data as of March 20, 2026.

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Nominees to Board of Directors

Joy T. Brown AGE: 47 | DIRECTOR SINCE: 2022 COMMITTEES: T&IS (CHAIR), C (MEMBER), F&CA (MEMBER)
INDEPENDENT
Professional Experience:
•SVP and Chief Digital Information Officer,
Boston Medical Center Health System
since 2024
•Verizon’s Media business line, Chief Data
Officer from 2020 - 2022
•Capital One Credit Card Businesses
Global Data, Analytics and Machine
Learning function lead from 2019 to 2020
•Previous positions with United Health
Group and Vanguard and had roles at
General Electric in the financial services
businesses and corporate operations
Education/Certifications:
•B.S., Information Systems and Data
Engineering, Virginia Commonwealth
University
•M.B.A., Saint Joseph’s University,
Philadelphia
•Director Certificate, Harvard Business
School, New Era of Governance
Current Public Company Board
Service:
•Director, Huron Consulting Group Inc.,
since 2022
•Tractor Supply Company, director since
2021 and member of audit and
nomination and governance committee
Non-public board and other
advisory services:
•ESO Solutions, Inc., director
•ValidiFI, LLC, director

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

PUBLIC COMPANY BOARD

Individual Contributions:
Ms. Brown is a technology executive with a successful track record guiding Fortune 100 global organizations through innovative digital transformation in a world where data and artificial intelligence are key drivers of achieving B2B and B2C growth and where increasing stockholder value is contingent on meeting corporate performance objectives, delivering value to consumers, and establishing consumer-
focused 360-degree leading-edge capabilities. Her hands-on experience evolving digital capabilities in the healthcare industry and proficiency leading digital, technology, cybersecurity and information strategy to enhance operations for patients and members, enables her to contribute a unique perspective to Huron’s efforts in various industries.

Huron Consulting Group Inc.	7	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

C. Mark Hussey
Chief Executive Officer since January 2023, and President of Huron Consulting Group Inc.
and Huron Consulting Services LLC since February 2019
AGE: 65  |  DIRECTOR SINCE: 2023
COMMITTEES: As an employee director, Mr. Hussey does not serve on any committees.

EMPLOYEE DIRECTOR | NOT INDEPENDENT
Professional Experience:
•Chief Executive Officer since 2023, and
President since 2019, Huron Consulting
Group Inc. and Huron Consulting Services
LLC, our principal operating subsidiary
•Prior roles at Huron include: Chief
Operating Officer, 2014 – 2022, including
interim leader of the Healthcare segment
from 2017 - 2019; Executive Vice
President, 2011 – 2019; Chief Financial
Officer, 2011 – 2017 and Treasurer, 2011
– 2016
•Chief Financial Officer, Crosscom
National, LLC, 2002 – 2011
•Executive Vice President, Chief Financial
Officer, Information Resources, Inc., 2000
– 2002
•Held senior finance, accounting and
investor relations positions at entities such
as EZLinks Golf, Inc., Dominick’s Finer
Foods, Inc. and the Quaker Oats
Company
Education/Certifications:
•B.S., Accountancy, University of Illinois,
Urbana-Champaign
•M.B.A., Finance, University of Chicago
Graduate School of Business
•Chartered Financial Analyst
•Certified Management Accountant
•Certified Public Accountant (inactive)
Current Public Company Board
Service:
•Director, Huron Consulting Group Inc.,
since 2023

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

Individual Contributions:
Through his distinguished career at Huron, Mr. Hussey brings to the board his hands-on perspective of the Company's strategy and operations. Along with his prior executive roles in finance, administration and in professional IT services, Mr. Hussey contributes to the board a unique understanding of the Huron organization, the consulting business, and the businesses of our clients.

Huron Consulting Group Inc.	8	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

H. Eugene Lockhart AGE: 76 | DIRECTOR SINCE: DECEMBER 2006 COMMITTEES: F&CA (CHAIR), A (MEMBER), C (MEMBER)
INDEPENDENT
Professional Experience:
•Chairman Emeritus, Co-Founder and
General Partner, MissionOG LLC, a
venture capital firm with significant
operational and investment experience
across the financial services and
payments industries since 2013
•Operating partner, Welsh, Carson,
Anderson & Stowe since 2025, a private
equity firm focused on the technology and
healthcare industries
•Senior advisor, Blackstone Group, with a
focus on Blackstone Growth and
Blackstone Tactical Opportunities, 2020 to
2025
•Special adviser, General Atlantic LLC, a
global growth investment firm, 2012 to
2019
•Operating partner at Oak Investment
Partners, 2002 until 2012
•Through the above-mentioned investment
firms, Mr. Lockhart has been actively
involved in overseeing the management
of high growth companies, including
NetSpend, Argus Information, Metro Bank
PLC, CLIP, DemystData, Factor Trust,
Avant, BillDesk, and others
•Prior leadership positions include
president of Global Retail and
Commercial Bank at Bank of America,
president and chief executive officer of
MasterCard International, and chief
executive officer of Midland Bank plc.
Education/Certifications:
•B.S., Mechanical Engineering, University
of Virginia
•M.B.A., The Darden Graduate School of
Business, University of Virginia
•Certified Public Accountant (inactive)
Current Public Company
Board Service:
•Director, Huron Consulting Group Inc.,
since 2006
Previous Public Company Board
Experience during the last five
years:
•Alkami Technology, Inc., 2021 – 2022
Non-public board and other
advisory services:
•Community Choice Financial, director,
2018 - 2025
•Ingo Payments, director since 2015
•Featurespace, director since 2019
•Thredd, director since 2022, currently
serves as Chair
•PayCargo LLC, director since 2022
•The Thomas Jefferson Foundation
(Monticello), 2007 - 2013, Chair 2011 -
2012, Chairman Emeritus 2015 - 2017
•The Darden School Foundation,
University of Virginia, 1997 - 2008
including service as chair

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Mr. Lockhart brings to the board his considerable experience overseeing and growing companies in which he represents venture capital investors, his experience as chief executive officer of leading corporations, and his service on the boards of companies and foundations in such fields as healthcare, education, pharmaceuticals, and financial services. In addition, as a former executive and chairman of some of the most visible companies in the world, Mr. Lockhart contributes a broad array of contacts to Huron.

Huron Consulting Group Inc.	9	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

Peter K. Markell AGE: 70 | DIRECTOR SINCE: MARCH 2022 COMMITTEES: A (CHAIR) | N&CG (MEMBER) | T&IS (MEMBER)
INDEPENDENT
Professional Experience:
•Executive Vice President and CFO of
Brown University Health, since 2023
•Executive Vice President of Administration
and Finance, CFO and Treasurer at Mass
General Brigham (formally Partners
HealthCare), 1999 – 2021
•Audit Partner at Ernst and Young LLP
•Interim Chief Financial Officer,
Massachusetts General Hospital
Education/Certifications:
•B.S./B.A., with concentrations in
Accounting and Finance, Boston College
•Certified Public Accountant (inactive)
Current Public Company Board
Service:
•Director, Huron Consulting Group Inc.,
since 2022
•Eastern Bankshares, Inc. since 2006;
currently the chair of the audit committee;
member of compensation committee, and
risk management committee
Non-public board and other
advisory services:
•Board of Trustees and Former
Chairperson, Boston College
•CodaMetrix board of directors and
member of audit committee

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Mr. Markell brings to the board, and the Audit Committee in particular, his prior experience as chief financial officer and executive administrative officer of a large hospital where his responsibilities included financial oversight of $14 billion in operations and assets of approximately $21 billion and management within the areas of corporate finance, research management, information systems, real estate, treasury and human resources. This professional experience as well as his prior board service to a major U.S. college has enabled him to contribute to Huron’s Healthcare and Education industries. In addition, Mr. Markell is based in Boston, where he is in close proximity to Huron’s
Innosight Strategy and Innovation team located in Boston, Massachusetts.

Huron Consulting Group Inc.	10	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

John McCartney AGE: 73 | DIRECTOR SINCE: 2004 COMMITTEES: A (MEMBER), N&CG (MEMBER)
INDEPENDENT
Professional Experience:
•3Com Corporation (post-merger with
USRobotics) President, Client Access
Unit, 1997 – 1998
•USRobotics, joined as vice president and
chief financial officer in 1984 and served
in various executive capacities including
as president and chief operating officer
from 1996 to 1997
Education/Certifications:
•B.A., Philosophy, Davidson College
•M.B.A., The Wharton School of the
University of Pennsylvania
•Certified Public Accountant (inactive)
Current Public Company Board
Service:
•Director, Huron Consulting Group Inc.,
since 2004
•EQT, Corp., since 2019; previous
chairman; member, nominating and
corporate governance, and environmental
and public policy committees
•Granite Ridge Resources, Inc. since
2022; lead independent director since
2022 and member, audit and
compensation committees
Previous Public Company
Board Experience during
the last five years:
•Datatec Limited, 2007 – 2023; served as
member of nominating committee and as
chair of remuneration committee
Non-public board and other
advisory services:
•Davidson College, board of trustees, 1998
- 2008; served as chairman, 2004 - 2008

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Mr. McCartney has served as a director, chairman and vice chairman of the boards of a number of public and private organizations, including companies with a focus on healthcare and drug development and an institution of higher education. Mr. McCartney, a former certified public accountant, brings to the board his prior experience as chief financial officer and chief operating officer of a public company, which has enabled him to contribute to Huron’s development into a prominent consultancy. In addition, Mr. McCartney’s role as non-executive chairman of the board from 2009 through 2024, provides him a unique understanding of Huron’s strategy, operations and culture that makes him an important contributor to the board.

Huron Consulting Group Inc.	11	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

James H. Roth AGE: 68 | DIRECTOR SINCE: NOVEMBER 2009, VICE CHAIRMAN SINCE 2023 COMMITTEES: As an employee director, Mr. Roth does not serve on any committees.
EMPLOYEE DIRECTOR | NOT INDEPENDENT
Professional Experience:
•Vice Chairman, Client Services, Huron,
since 2023
•Founding member of Huron and served
as CEO from 2009 to 2022, as President
from 2011 to 2019, as a Managing
Director and practice leader of the Higher
Education consulting practice from 2002
to 2009, and as vice president, Health and
Education Consulting from 2007 to 2009.
Under his leadership, Huron was named
one of Forbes’ Best Management
Consulting Firms, one of Forbes’
America’s Best Employers and as one of
the Best Firms to Work For by Consulting
Magazine
Professional Awards:
•Consulting Magazine, twice named as
one of the Top 25 Most Influential
Consultants
Education/Certifications:
•B.A., Political Science and Economics,
Vanderbilt University
•M.B.A., Southern Methodist University
•Certified Public Accountant (inactive)
Current Public Company Board
Service:
•Director, Huron Consulting Group Inc.,
since 2009
Non-public board and other
advisory services:
•Chicago Council on Global Affairs, since
2025
•Shorelight Holdings LLC, since 2014
•Lurie Children's Medical Group, since
2025
•Lurie Children's Pediatric Anesthesia
Associates, 2019 - 2024
•Gift of Adoption, since 2019
•Women's Health Access Matters,
since 2023
•Keypath Education Holdings, LLC,
2016 - 2021
•Aviv REIT, 2012 – 2015

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Through his distinguished career as an officer and consultant at Huron, Mr. Roth brings to the board his hands-on perspective of the strategy and operations of institutions of higher education and academic medical centers, including their research facilities. Twice named by Consulting magazine as one of the Top 25 Most Influential Consultants, Mr. Roth contributes to the board a unique understanding of the Huron organization, the consulting business, and the businesses of our clients.

Huron Consulting Group Inc.	12	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

Hugh E. Sawyer AGE: 71 | DIRECTOR SINCE: FEBRUARY 2018 NON-EXECUTIVE CHAIRMAN OF THE BOARD (JANUARY 2025) COMMITTEES: A (MEMBER), F&CA (MEMBER), N&CG (MEMBER)
INDEPENDENT
Professional Experience:
•Chairman, President and Chief Executive
Officer of Regis Corporation, 2017 until
retirement in 2020
•Managing Director, Huron, 2010 – 2017
While at Huron, he served in the following
roles for clients:
–JHT Holdings, Inc. – Interim President
and CEO, January 2010 - March 2012;
–Fisker Automotive Inc. – Chief
Administrative Officer, January 2013 -
March 2013, Chief Restructuring
Officer, March 2013 - October 2013;
and
–Euramax International Inc. – Interim
President, February 2014 - August
2015
•Mr. Sawyer has served as the president or
chief executive officer of the following:
Wells Fargo Armored Service Corporation,
The Cunningham Group, Inc., National
Linen Service, Inc., Aegis
Communications Group, Inc., Allied
Holdings, Inc., and Legendary Holdings,
Inc.
Education/Certifications:
•B.A., with Honors, University of Florida
•Certified Turnaround Professional
(inactive)
Current Public Company
Board Service:
•Director, Huron Consulting Group Inc.,
since 2018
Non-public board and other
advisory services:
•JHT Holdings, Inc., 2011 – 2018
•Board of managing trustees of the Edison
Mission Energy Reorganization Trust

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

PUBLIC COMPANY BOARD

Individual Contributions:
Mr. Sawyer is a proven executive with more than 40 years of experience leading complex strategic transformations and operational improvements for both public and private companies across a range of industries. He has held leadership roles as president or chief executive officer of nine companies and has also served on fourteen public or private boards of directors, including as chairman. He has significant governance experience as a member or prior member of numerous board committees including audit, compensation, nomination and governance and various special committees.

Huron Consulting Group Inc.	13	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

Debra Zumwalt AGE: 70 | DIRECTOR SINCE: 2014 COMMITTEES: N&CG (CHAIR), C (MEMBER), T&IS (MEMBER)
INDEPENDENT
Professional Experience:
•Vice President, General Counsel,
Stanford University, since 2001; Member,
University Cabinet, providing governance,
legal and strategic advice to the boards of
the University, Stanford Health Care,
Lucile Packard Children’s Hospital at
Stanford, and Stanford Management
Company, which manages over $30 billion
in assets; Member of the board of
overseers for SLAC National Accelerator
Laboratory at Stanford; and Director of
SUMIT Holding International, LLC, SUMIT
Insurance Company Ltd. and PEAC, a
holding company and insurance
companies providing insurance coverage
for the Stanford hospitals and physicians
•Pillsbury Winthrop LLP, Partner from
1993 to 2001 and served as
managing partner of the Silicon
Valley office and member of the
firm’s governing board; served as a
litigation associate prior to becoming
a partner
•Senior University Counsel at Stanford
from 1987 to 1993
•Former litigation counsel for Chevron
Chemical Company
Education/Certifications:
•J.D., Stanford Law School
•B.S., Political Science, Arizona State
University
Current Public Company Board
Service:
•Director, Huron Consulting Group Inc.,
since 2014
•Exponent, Inc., director, since 2014; chair
of human resources committee and
member of audit and nominating and
governance committees
Non-public board and other
advisory services:
•American University of Afghanistan, Board
of Trustees, since 2007
•Ms. Zumwalt previously served on other
nonprofit boards in education and legal
services.

Key Skills Sets:

ACCOUNTING | FINANCE

CORPORATE GOVERNANCE | LAW

SENIOR EXECUTIVE LEADERSHIP

RISK MANAGEMENT & OVERSIGHT

TECHNOLOGY

GLOBAL BUSINESS

HEALTHCARE

HIGHER EDUCATION

PUBLIC COMPANY BOARD

Individual Contributions:
Given the many roles she serves in connection with her position as chief legal officer of a university with three affiliated hospitals including the legal services provided to the University and its affiliated hospitals with combined annual revenues of over $18 billion, Ms. Zumwalt is uniquely qualified to share with the board her experience with navigating the challenges faced by both higher education and healthcare organizations.
Ms. Zumwalt also contributes to the board a perspective on the law and governance through her background as a former partner of a prominent law firm and her current membership on the boards of corporate and academic organizations.

Huron Consulting Group Inc.	14	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Director Independence
Our board makes an annual determination regarding the independence of each of our directors. The board also makes this determination for new director nominees. The board has determined that each of Ms. Brown, Mr. Lockhart, Mr. Markell, Mr.
McCartney, Mr. Sawyer, Ms. Singh-Bushell and Ms. Zumwalt is “independent” as defined in the applicable listing standards of
The Nasdaq Stock Market Inc. (“Nasdaq”). In making its determination, the board considered the standards of independence set forth in the Nasdaq Corporate Governance Listing Standards and all relevant facts and circumstances to ascertain whether there was any relationship between a director and the Company that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director or any material relationship with the
Company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company). In determining that Ms. Zumwalt, Mr. Markell and Ms. Brown are independent, the board conducted a thorough review of payments made to the Company for consulting services performed by the Company by Stanford University, which employs Ms.
Zumwalt, by Brown University Health formerly LifeSpan Health System, which employs Mr. Markell, and by Boston Medical
Center Health System, which employs Ms. Brown. After taking into consideration that revenues during the prior three fiscal years from: Stanford University comprised less than 0.18% of Huron’s annual revenues; Brown University Health comprised less than 0.06% of Huron’s annual revenues; and Boston Medical Center Health System comprised of less than 0.06% of
Huron’s annual revenues, the board determined that these relationships would not interfere with the exercise of independent judgment in fulfilling their responsibilities as a director by Ms. Zumwalt, Mr. Markell or Ms. Brown.

Huron Consulting Group Inc.	15	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

Corporate Governance
Board Composition, Leadership Structure
and Risk Oversight
Board Composition
The Nominating and Corporate Governance Committee, in coordination with the non-executive chairman of the board and the full board, regularly evaluates the future composition of the board in light of the age, tenure, experience and capabilities of its current members. The board’s periodic board refreshment process is intended to provide the board with the best mix of knowledge, skills, industry expertise and business acumen, derived from high quality professional experience, to evaluate and support the Company’s strategy going forward. The Nominating and Corporate Governance Committee believes that its nominated directors have extensive experience leading and managing professional service businesses or relevant industry or individual expertise which provides significant insight into the Company and its operations and provides valuable contributions to the board and our management team. The Nominating and Corporate Governance Committee also recognizes the potential benefits of the fresh perspectives that highly qualified new directors may bring to the board as well as the benefits of increased innovation and creativity that may be fostered by greater range of thought and experience on the board.
In conjunction with periodic board refreshment, the board has considered certain other governance matters which are of potential concern to some stockholders. The board recognizes that Mr. McCartney and Mr. Lockhart are relatively long-tenured directors, having served 21 years and 19 years on the board, respectively. The Nominating and Governance Committee and the full board have reviewed this matter with specific regard to whether their length of service impacts their independence. It is the full board’s considered judgment that both Mr. McCartney’s and Mr. Lockhart’s independence has not been compromised by their tenure. The board also believes that both directors provide valuable institutional knowledge and significant insight to the Company, garnered through their extensive and relevant experience as active advisors and current board members of other high-growth companies. Effective January 1, 2025, Mr. McCartney stepped down as non-executive chairman of the board, and the board appointed Hugh E. Sawyer to succeed Mr. McCartney as non-executive chairman. The transition reinforces the company’s commitment to its periodic board refreshment process. The board also recognizes that it has added three new directors since 2022 each of whom provide new perspectives on the firm’s strategy and operations.
The Nominating and Corporate Governance Committee will continue to consider a variety of factors as it works to enhance the composition of the board, reduce average tenure and facilitate structured and orderly board succession through a process of board member resignations, retirements and additions. As a result, during the next several years, the board may periodically expand or contract as part of its periodic refreshment process. It is the expressed desire of the board that it continue to remain relatively small in number and composed principally of non-executive independent directors.
The Nominating and Corporate Governance Committee will consider as director candidates qualified individuals recommended by stockholders through the process described below and, although it has not done so in the past, may consider candidates identified by professional search firms.

Huron Consulting Group Inc.	16	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Board Leadership
Huron formally separated the roles of chairman of the board and chief executive officer in 2010. Our non-executive chairman is
Hugh E. Sawyer, our executive vice chairman, client services is James H. Roth, and our chief executive officer and president is
C. Mark Hussey. As non-executive chairman, Mr. Sawyer, in consultation with Mr. Hussey, develops the agendas for board meetings, determines the appropriate scheduling for board meetings, assesses the quality, quantity and timeliness of information provided from management to the board, assists the Nominating and Corporate Governance Committee in monitoring and implementing our Corporate Governance Guidelines and otherwise takes steps to ensure that the board is acting in the long-term best interests of the Company and its stockholders. Mr. Sawyer also chairs executive sessions of the board.
The board has determined that our current board leadership structure is appropriate for the Company, as it believes the separation of powers is beneficial for our organization and our stockholders.

Huron Consulting Group Inc.	17	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Risk Oversight
One of the board’s responsibilities is to review the adequacy of the Company’s systems for compliance with all applicable laws and regulations, for safeguarding the Company’s assets and for managing the major risks it faces. The board executes its responsibility for risk management directly and through its committees in a variety of ways, including the following:

Board of Directors
Regularly considers potential business risks and opportunities facing the Company, including those surrounding evolving technologies, security and privacy, revenue recognition, quality assurance, strategic planning, employee retention, succession planning, international compliance, business continuity, merger integration,  market shifts and regulatory matters.

AUDIT COMMITTEE
•Meets with and reviews reports from independent registered public accounting firm and internal auditors
•Receives regular reports from the General Counsel on legal developments
•Examines issues presented by the Chief Compliance Officer on whistleblower hotline and corporate compliance-
related matters
•In coordination with the Finance and Capital Allocations Committee, considers reports of the Enterprise Risk
Management Committee on strategic, operational, financial and compliance risks that may materially affect the
Company's ability to achieve its business objectives
•In coordination with the Technology and Information Security Committee, reviews and analyzes major technology, cybersecurity and related operational risks to the Company
•Maintains oversight of key governance programs related to export control, business conduct and ethics, data security, FCPA and other critical issues

MEMBERS: MR. LOCKHART, MR. MCCARTNEY AND MR. SAWYER

COMPENSATION COMMITTEE
•Annually reviews a risk assessment of all Huron compensation plans to evaluate the potential for undue risk taking
•Maintains oversight of the design and goals of compensation programs, including that of the named executive officers, to assure that the plans are effective in motivating behavior that is in the best interests of the Company and the stockholders as well as recruiting and retaining top talent, one of the key risks of the Company
•Retains and consults with independent experts to review and assess our compensation programs and peer group, as well as market trends and regulatory updates and best practices
•Reviews annually the equity of the Company’s compensation programs
•Develops and implements policies with respect to the recovery or “clawback” of excess compensation paid to any of the Company’s senior leadership
•Reviews reports regarding human capital matters, including employee benefit offerings, talent acquisition and retention and pay equity assessments

MEMBERS: MS. BROWN, MR. LOCKHART AND MS. ZUMWALT

NOMINATING & CORPORATE GOVERNANCE COMMITTEE
•Leads an annual self-assessment to evaluate the board’s and committees’ fulfillment of their roles
•Reviews the background and qualifications of individuals being considered as director candidates
•Annually reviews Huron's corporate governance guidelines to confirm they reflect best practices
•Oversees corporate governance initiatives, activities and practices, including corporate social responsibility and sustainability matters

MEMBERS: MR. MARKELL, MR. MCCARTNEY AND MR. SAWYER

TECHNOLOGY & INFORMATION SECURITY COMMITTEE
•Reviews enterprise information technology-related strategies and makes recommendations regarding strategy execution
•Oversees information technology related risks including information security, data protection, cybersecurity, and business continuity risks
•Receives periodic reports from management regarding significant information technology-related investments and initiatives and operational performance
•Monitors and evaluates existing and future trends in information technology
•Reviews the adequacy of processes, tools and leadership in connection with information technology-related strategies
•Reviews and oversees the Company’s artificial intelligence (“AI”) strategy, governance, and operational practices
•In coordination with the Audit Committee, analyzes the major technology and related operational risk exposure of the Company

MEMBERS: MR. MARKELL, MS. SINGH- BUSHELL AND MS. ZUMWALT

FINANCE & CAPITAL ALLOCATION COMMITTEE
•Reviews the Company’s capital structure and ongoing financing strategy and, as appropriate, makes recommendations to the board regarding scope, direction, quality, investment levels and execution of such strategies
•Reviews financing and financial risk management transactions exceeding $5 million, including, but not limited to, the filing of registration statements, issuance of debt or equity securities for purposes of raising funding or refinancing indebtedness or other obligations of the Company or its subsidiaries, entrance into new credit facilities and other forms of financing, and execution of foreign exchange and interest rate hedging transactions, and makes recommendations to the board with respect to such matters
•Reviews and makes recommendations to the board regarding the Company’s liquidity and financial condition, investment policies and practices, stock repurchase activities, financial plans and capital structure, and management’s financing plans and reports
•In coordination with the Audit Committee, reviews and discusses with management the Company’s financial risk management activities and strategies, including with respect to foreign currency, credit risk and interest rate exposure, and use of hedging and other techniques to manage these risks

MEMBERS: MS. BROWN, MR. SAWYER AND MS. SINGH-BUSHELL

CHAIR: MR. PETER K. MARKELL
CHAIR: MS. EKTA SINGH-BUSHELL
CHAIR: MS. DEBRA ZUMWALT
CHAIR: MS. JOY T. BROWN
CHAIR: MR. H. EUGENE LOCKHART

Huron Consulting Group Inc.	18	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Board Meetings and Committees
The board conducts its business through meetings of the full board, actions taken by written consent in lieu of meetings, and by the actions of its committees. During 2025, the board held nine meetings.
During 2025, each board member attended at least 75% of the aggregate number of board meetings and meetings of all the committees on which such director served. In addition, the board’s standard practice is for all members of the board to attend each committee meeting, whether or not they serve on that committee. Although the Company does not have a formal policy regarding director attendance at our annual meetings, we encourage directors to attend. All of the directors attended the 2025
Annual Meeting of Stockholders.
The board operates in part through its five committees: Audit, Compensation, Finance and Capital Allocation, Nominating and
Corporate Governance, and Technology and Information Security. All committee members are “independent” as defined in the applicable listing standards of Nasdaq. In addition, all Compensation Committee members are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”). All Audit Committee members meet the criteria for independence set forth in Rule 10A-3(b)(1) under the 1934 Act. A detailed discussion of each committee’s mission, composition and responsibilities is contained within the committee charters available in the Investor Relations section of the
Company’s website at www.huronconsultinggroup.com.
Audit Committee

COMMITTEE MEMBERS: MR. LOCKHART, MR. MCCARTNEY AND MR. SAWYER
CHAIR: MR. MARKELL
Audit Committee
The Audit Committee’s responsibilities include, among other things, overseeing our accounting and financial reporting processes, the audits of our financial statements, and the Company's internal controls over financial reporting. The
Audit Committee is also responsible for the appointment, compensation, retention, oversight and evaluation of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing audit, review or attest services for us. As such, the Audit Committee approves audit and permitted non-audit services and applicable fees. The board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The board has also determined that each of Mr. Markell, Mr. Lockhart, Mr. McCartney and Mr.
Sawyer is an “audit committee financial expert,” as defined by the applicable securities regulations, and that each member of the Audit Committee satisfies the applicable Nasdaq listing standards for audit committee membership.

7 The Audit Committee met seven times in 2025.

The Report of the Audit
Committee for the fiscal year
ended December 31, 2025
appears below under the
caption “Proposal 3 -
Ratification of Appointment
of Independent Registered
Public Accounting Firm —
Report of the Audit
Committee.”

Huron Consulting Group Inc.	19	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Compensation Committee

COMMITTEE MEMBERS: MS. BROWN, MR. LOCKHART AND MS. ZUMWALT
CHAIR: MS. SINGH-BUSHELL
Compensation Committee
The Compensation Committee’s responsibilities include overseeing our compensation and benefit plans, including all compensation arrangements for executive officers and directors, assessing the risk of compensation policies and practices, and producing a committee report on executive compensation as required by the SEC.
Management assists the Compensation Committee in the performance of its duties as described in more detail below under “EXECUTIVE COMPENSATION
—Compensation Discussion and Analysis—Role of Management.” In addition, during 2025, the CEO participated in all of the Compensation Committee’s meetings and in all of the executive sessions, except for those in which the
Compensation Committee considered the CEO’s performance, compensation and incentives. The Compensation Committee engaged Mercer (US) LLC as its independent compensation advisor to assist the Compensation Committee in the execution of its charter. The support provided by the advisor is described in more detail below under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Role of Independent Compensation Advisor.”

8 The Compensation Committee met eight times in 2025.
The Report of the Compensation Committee on Executive Compensation for the fiscal year ended December 31, 2025 appears below under the caption “EXECUTIVE COMPENSATION - Compensation Committee Report.”

Huron Consulting Group Inc.	20	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Nominating and Corporate
Governance Committee

COMMITTEE MEMBERS: MR. MARKELL, MR. MCCARTNEY AND MR. SAWYER
CHAIR: MS. ZUMWALT
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending to the board qualified director nominee candidates and providing oversight with respect to corporate governance and corporate social responsibility matters.
Directors may be nominated by the board or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance
Committee will review all candidates for nomination to the board, including those proposed by stockholders as provided below. The Nominating and Corporate
Governance Committee reviews the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the Nominating and Corporate Governance
Committee determines are relevant in light of the needs of the board and the
Company. The Nominating and Corporate Governance Committee selects qualified candidates and reviews its recommendations with the board, which will decide whether to invite the candidate to be a nominee for election to the board.
For a stockholder to submit a candidate for consideration by the Nominating and
Corporate Governance Committee, a stockholder must notify the Company’s
Corporate Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors at a stockholders’ meeting. To make a director nomination at the Annual Meeting, a stockholder must notify the Company’s Corporate
Secretary within the time periods specified under “SUBMISSION OF
STOCKHOLDER PROPOSALS” below. Notices should be sent to: Corporate
Secretary, Huron Consulting Group Inc., 550 West Van Buren Street, 17th Floor,
Chicago, Illinois 60607, or corporatesecretary@hcg.com. In either case, the notice must meet all of the requirements contained in the bylaws.

7 The Nominating and Corporate Governance Committee met seven times in 2025.

Huron Consulting Group Inc.	21	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Technology and Information
Security Committee

COMMITTEE MEMBERS: MR. MARKELL, MS. SINGH-BUSHELL AND MS. ZUMWALT
CHAIR: MS. BROWN
Technology and Information Security Committee
The Technology and Information Security Committee’s responsibilities include reviewing the Company's enterprise information technology-related strategies and significant technology-related initiatives and operations, overseeing major information technology-related risks, including information technology operations, information security, data protection, cybersecurity, vendor, fraud, and business continuity risks, and monitoring and evaluating existing and future trends in information technology that may affect the Company's strategic plan. The committee reviews and oversee the Company’s AI strategy, governance, and operational practices, including alignment with business objectives, risk management, and ethical considerations. The committee members have significant knowledge and experience in technology and information security related strategies, operations, risk management and governance through their extensive professional experience and board service. The committee members also draw upon the skills and insight of the full board and regularly liaise with the
Company's Chief Information Officer.

5 The Technology and Information Security Committee met five times in 2025.

Finance and Capital
Allocation Committee

COMMITTEE MEMBERS: MS. BROWN, MR. SAWYER AND MS. SINGH-BUSHELL
CHAIR: MR. LOCKHART
Finance and Capital Allocation Committee
The Finance and Capital Allocation Committee’s responsibilities include oversight of the Company’s financing strategy, plans and programs, including any financial risk mitigation practices and any share repurchase policy. The committee also oversees the Company’s approach to allocating and using its capital for strategic investments, and certain investment and investor-related activities.

5 The Finance and Capital Allocation Committee met five times in 2025.

Huron Consulting Group Inc.	22	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Director Resignation Policy
The Company’s Corporate Governance Guidelines provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than “for” his or her election shall promptly tender his or her resignation to the board following certification of the election results, subject to acceptance by the board. For purposes of this policy, (i) an “uncontested” election is one in which the number of persons properly nominated for election as directors as of the date that is ten (10) days before the record date for determining stockholders entitled to notice of or to vote at such meeting is not greater than the number of directors to be elected, and (ii) broker non-votes will not be counted as either votes
“withheld” from or “for” such person’s election.
The Nominating and Corporate Governance Committee shall make a recommendation to the board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board shall determine whether to accept or reject the tendered resignation, or whether other action should be taken, in its sole discretion, and publicly disclose its decision regarding the tendered resignation within ninety (90) days from the date of the certification of the election results. The
Nominating and Corporate Governance Committee in making its recommendation and the board in making its decision may each consider any factors or other information that they consider appropriate and relevant.
Any director who tenders his or her resignation in accordance with the director resignation policy shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the board with respect to his or her resignation. If a majority of the directors serving on the Nominating and Corporate Governance Committee have tendered their resignations in accordance with this policy, then the independent directors who did not tender their resignations shall appoint a committee amongst themselves to consider the resignations and make a recommendation to the board as to whether to accept or reject the tendered resignations, or whether other action should be taken.
If any director’s resignation is not accepted by the board, such director shall continue to serve until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. If a director’s resignation is accepted by the board pursuant to this policy, then the board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of Article III of the bylaws of the Company or may decrease the size of the board pursuant to Section 1 of Article III of the bylaws of the Company.
Range of Board Skills and Experience
The Nominating and Corporate Governance Committee, in discussing board composition, has focused on including a range of experience and perspectives in relation to guiding and overseeing the development of the business and the increase in stockholder value. The board believes that having a range of experience and perspectives is aligned with the board’s objective to most effectively evaluate and support the Company's strategy going forward. In addition to the considerations mentioned above under the "Nominating and Corporate Governance Committee" section, the Nominating and Corporate Governance
Committee seeks highly qualified candidates from prior executive management roles, directorships on public company boards and in relevant industries, and candidates with the ability to bring a range of thinking to the board, which includes various viewpoints, perspectives, experiences and expertise.

Huron Consulting Group Inc.	23	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Compensation of Directors
The Huron non-employee director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate non-employee directors for their service on the board and its committees, and an equity component, designed to align the interests of non-employee directors and stockholders. Neither Mr. Roth nor Mr.
Hussey receive compensation for their service on the board.
Effective as of May 12, 2025, the director compensation program is comprised of the following elements:

Compensation Element	Compensation

Annual cash retainer(1)(2)	Non-executive Chairman - $160,000
Vice Chairman - $85,000(3)
All non-employee directors including the Chairman - $80,000 (increased from $75,000 effective as of May 2025)
Annual restricted stock unit grant	$180,000 in the form of restricted stock units(4) (increased from $170,000 effective as of May 2025)
Annual committee chairperson retainer	Audit - $25,000 (increased from $20,000 effective as of May 2025)
Compensation - $20,000
Nominating and Corporate Governance - $15,000
Technology and Information Security - $15,000
Finance and Capital Allocation - $15,000
Annual committee membership retainer, other than the chair	Audit - $10,000
Compensation - $10,000
Nominating and Corporate Governance - $7,500
Technology and Information Security - $7,500
Finance and Capital Allocation - $7,500
Stock ownership requirement(5)	Non-employee directors are expected to own Huron stock equal to five times the annual cash retainer
(1)The non-executive chairman of the board is eligible for committee chair and committee membership fees.
(2)All directors are reimbursed for out-of-pocket expenses for attending board and committee meetings.
(3)Mr. Roth, Vice Chairman, client services, is an employee, therefore, is not eligible for the Vice Chairman retainer.
(4)Granted on the date of the Company’s annual meeting and priced based upon the closing stock price on the date of grant which vests fully on the first anniversary of the grant (effective May 2025, changed from vesting ratably over 12 quarters). If a new non-employee director joins the board after the Company’s annual meeting, the award is prorated as follows:
–If the new director joins within six months of the Company’s annual meeting, the director will receive half of the annual grant.
–If the new director joins over six months after the Company’s annual meeting, no grant will be made.
(5)Pursuant to the Company’s share ownership guidelines applicable to executives, Mr. Hussey is expected to own Huron stock equal to five times his base salary, and Mr. Roth is expected to own Huron stock equal to one times his base salary.
Directors are eligible to participate in our deferred compensation plan, which is described under the caption “EXECUTIVE
COMPENSATION—2025 Nonqualified Deferred Compensation.” One director participated from 2013 through 2018, and again during 2024, and a second director elected to participate beginning in 2015.

Huron Consulting Group Inc.	24	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Director Compensation Table
The following table summarizes the fees paid and the aggregate grant date fair value of restricted stock units granted to each of the non-employee directors in 2025. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director. For a discussion of Mr. Roth's senior management agreement and employee compensation for 2025, please see the section of this Proxy Statement titled Certain Relationships and Related Transactions. For a discussion of Mr. Hussey's senior management agreement and employee compensation for 2025, please see the section of this Proxy Statement titled Executive Compensation.

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(1)	Total ($)

Joy T. Brown(2)	110,000	179,950	289,950
H. Eugene Lockhart(2)	112,500	179,950	292,450
Peter K. Markell(2)	120,000	179,950	299,950
John McCartney(2)(3)	119,375	179,950	299,325
Hugh E. Sawyer(2)	268,750	179,950	448,700
Ekta Singh-Bushell(2)	110,000	179,950	289,950
Debra Zumwalt(2)	106,205	179,950	286,155
(1)This column represents the aggregate grant date fair value of restricted stock units granted to our directors in 2025, computed in accordance with FASB ASC Topic 718. Grant date fair value is based on the closing price of Huron stock on the day of grant. Each of these grants will fully vest on the one-year anniversary of the grant.
(2)On December 31, 2025, each of Ms. Brown, Mr. Lockhart, Mr. Markell, Mr. McCartney, Mr. Sawyer, Ms. Singh-Bushell, and Ms. Zumwalt
held 2,531 unvested restricted stock units.
(3)Mr. McCartney has access to office space at the Company’s principal business offices in Chicago. The Company does not incur any incremental costs in connection with the provision of this office space.
(4)Includes cash board fees deferred by non-employee directors under our Deferred Compensation Plan, as further described under the heading "Deferred Compensation Plan" within the Compensation Discussion and Analysis of this Proxy Statement. During 2025, Ms.
Zumwalt was the only non-employee director to make deferrals of cash board fees in the Deferred Compensation Plan. Ms. Zumwalt and Mr. McCartney have account balances in the Deferred Compensation Plan. The earnings on Ms. Zumwalt's and Mr. McCartney’s account balances in the Deferred Compensation Plan were $162,604 and $218,660, respectively, in 2025. Huron does not pay above-
market interest or preferential dividends on investments in the Deferred Compensation Plan.

Huron Consulting Group Inc.	25	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Executive Officers
The Company’s executive officers are as follows:

Name	Age	Position

C. Mark Hussey	65	Chief Executive Officer and President
J. Ronald Dail	56	Executive Vice President and Chief Operating Officer
John D. Kelly	50	Executive Vice President, Chief Financial Officer and Treasurer
Hope Katz	48	Executive Vice President, General Counsel and Corporate Secretary
    C. Mark Hussey’s biographical information is provided above under the caption “Nominees to Board of Directors.”

J. Ronald Dail EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
Mr. Dail has served as Chief Operating Officer of Huron (“COO”) since July 1, 2022. Mr. Dail brings nearly 35 years of management consulting and operational leadership experience. As
COO, Mr. Dail is responsible for ensuring operational excellence across the enterprise, supporting global growth, advancing margin performance and strengthening Huron’s operational infrastructure. He has guided Huron’s multi-year efforts to improve profitability, scale global operations, and enhance enterprise performance. Prior to being named COO, he served on the executive leadership team for Huron’s healthcare business and was the national leader of
Huron’s performance improvement business unit. Under his leadership, that business delivered hundreds of millions of dollars in annual, recurring benefit for many of Huron’s largest clients through large scale operational, technology, and organizational transformations. Before joining
Huron through its 2008 acquisition of Stockamp & Associates, Mr. Dail spent 12 years at
Accenture (formerly Andersen Consulting LLP), specializing in complex program management, strategic planning, systems integration and operational reengineering. Mr. Dail holds a Bachelor of Arts in Economics from the University of North Carolina at Chapel Hill.

John D. Kelly EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
John D. Kelly has served as Executive Vice President and Chief Financial Officer of Huron since
January 3, 2017 and as Huron’s Treasurer since 2016. He had served as Chief Accounting
Officer of Huron from 2015 until 2017, and had served as Corporate Vice President from 2012 until his appointment as Executive Vice President. Previously, Mr. Kelly had served as controller of Huron from 2012 until 2015, and prior to that served as assistant controller from 2009. Mr.
Kelly served as Huron's Assistant Treasurer from 2015 until 2016. Prior to joining Huron's
Finance and Accounting department, Mr. Kelly was a director in the Company's Disputes and
Investigations practice for three years, serving clients in the manufacturing and services industries. Before he joined the Company in 2006, Mr. Kelly held several positions within Deloitte
& Touche’s Assurance and Advisory Services group, most recently as a senior manager. He received both a B.S. and M.S. in Accounting from the University of Notre Dame. Mr. Kelly is a
Certified Public Accountant in Illinois (inactive). Commencing in 2020, Mr. Kelly was appointed as a member of the board of directors of Shorelight Holdings LLC.

Hope Katz EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
Hope Katz has served as General Counsel and Executive Vice President of Huron since January
1, 2025. She previously served as Huron’s Corporate Vice President, Legal Affairs beginning in
March 2024 and has served as Corporate Secretary since March 2024. Previously, Ms. Katz served as Huron’s Deputy General Counsel from January 2020 until March 2024, and as
Associate General Counsel from April 2018 until January 2020. Before she joined Huron, Ms.
Katz was senior employment counsel at Accenture from 2014 to 2018 and served as associate general counsel and vice president at Hitachi Consulting Corporation from 2007 until 2013.
Previously, she was an associate in the litigation and corporate restructuring groups at Skadden,
Arps, Slate, Meagher & Flom LLP. She received her B.A in Political Science from the University of Michigan and her J.D. from Cornell Law School. Hope is a Sustaining Member of the
Children’s Research Fund, Ann and Robert H. Lurie Children’s Hospital of Chicago.

Huron Consulting Group Inc.	26	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Stock Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:
•each person known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each member of the board; and
•all directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days as of the record date. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted. Except as otherwise indicated, we believe based on the information furnished to us, that the beneficial owners of common stock listed below have sole investment and voting power with respect to their shares, except where community property laws may apply.

Huron Consulting Group Inc.	27	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters

	Beneficial Ownership

Name of beneficial owner (1)	Shares	%

Beneficial owners of more than 5%:

The Vanguard Group, Inc. (2)	1,679,238	9.73
BlackRock, Inc.(3)	3,252,664	7.6
Directors and Executive Officers:

Joy T. Brown(4)	7,043	*
J. Ronald Dail (5)	36,244	*
C. Mark Hussey (6)	76,222	*
Hope Katz (7)	1,554	*
John D. Kelly (8)	75,215	*
H. Eugene Lockhart (9)	6,309	*
Peter K. Markell (10)	10,918	*
John McCartney (11)	39,464	*
James H. Roth (12)	34,358	*
Hugh E. Sawyer (13)	19,137	*
Ekta Singh-Bushell (14)	12,362	*
Debra Zumwalt (15)	24,616	*
All directors and executive officers as a group (12 persons) (16)	343,442	2.07
*Indicates less than 1% ownership.
(1)The principal address for each of the stockholders, other than The Vanguard Group, Inc. and BlackRock, Inc. listed below is c/o Huron
Consulting Group Inc., 550 West Van Buren Street, Chicago, Illinois 60607.
(2)Includes (i) shared voting power over 137,881 shares of Common Stock, (ii) sole dispositive power over no shares of Common Stock and (iii) shared dispositive power over 1,679,238 shares of Common Stock as reported in the Schedule 13G/A filed with the SEC on
January 30, 2026. The principal address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)Includes (i) sole voting power over 1,331,056 shares of Common Stock and (ii) sole dispositive power over 1,352,664 shares of
Common Stock as reported in the Schedule 13G/A filed with the SEC on November 8, 2024. The principal address of BlackRock, Inc. is
50 Hudson Yards, New York, New York 10001. The shares are owned by the following subsidiaries of BlackRock, Inc.: Aperio Group,
LLC, BlackRock Advisors, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland
Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock
Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited,
BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd.
(4)Includes 339 unvested restricted stock units that will vest within 60 days of the Record Date and excludes 1,853 additional unvested restricted stock units.

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
(5)Includes 3,677 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date and excludes 6,475 additional unvested restricted stock units.
(6)Excludes 22,249 unvested restricted stock units.
(7)Excludes 3,602 unvested restricted stock units.
(8)Excludes 7,758 unvested restricted stock units.
(9)Includes 339 unvested restricted stock units which will vest within 60 days of the Record Date and excludes 1,853 additional unvested restricted stock units.
(10)Includes 339 unvested restricted stock units that will vest within 60 days of the Record Date and excludes1,853 additional unvested restricted stock units.
(11)Includes 339 unvested shares of restricted stock units which will vest within 60 days of the Record Date and excludes1,853 additional unvested restricted stock units.
(12)Includes 3,855 shares held by a family limited liability company and excludes 3,651 unvested restricted stock units.
(13)Includes 339 unvested shares of restricted units which will vest within 60 days of the Record Date and excludes 1,853 additional unvested restricted stock units.
(14)Includes 339 unvested shares of restricted stock units which will vest within 60 days of the Record Date and excludes 1,853 additional unvested restricted stock units.
(15)Includes 339 unvested shares of restricted stock units which will vest within 60 days of the Record Date and excludes 1,853 additional unvested restricted stock units.
(16)Includes 3,677 shares issuable upon exercise of options held by one member of the group that are exercisable currently or within 60 days of the Record Date; an aggregate of 2,373 restricted stock units that will vest and are issuable within 60 days of the Record Date;
and excludes an aggregate of 56,706 unvested restricted stock units held by the Directors and Executive Officers listed above.

Huron Consulting Group Inc.	29	2026 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Corporate Social Responsibility
We prioritize investing in the growth and development of our people, fostering and supporting programs to advance social responsibility, and upholding strong governance practices. We are guided by the United Nations Sustainable Development
Goals (SDGs) with a focus on five goals that resonate with our values-driven culture and the work we do for our clients each day: good health and well-being, quality education, gender equality, decent work and economic growth, and climate action.
Below are the highlights of how we have advanced those SDGs in 2025.
Investing In and Supporting Our People
We show our commitment to our employees by striving to provide an enriching culture that inspires, supports and rewards our highly talented team. Our objective is to craft holistic and meaningful programs and experiences that enrich their careers, support their personal growth and provide a focus on employee well-being. Our market-competitive total rewards package is a core element of our employee value proposition to attract, motivate and retain top talent. In 2025, we enhanced employee benefits to further support the physical and mental well-being of our employees and their families.
Providing professional advancement and career growth opportunities for our people is at the heart of our culture. To facilitate advancement and growth, we offer a wide array of learning and development opportunities and experiences that can be tailored to personal needs. Among other initiatives, we continue to:
•Facilitate a two-day orientation curriculum that provides a smooth transition for new employees and fosters engagement through leadership-led welcome sessions.
•Offer just-in-time, 1:1 coaching and training opportunities, such as our Coaching at Huron program that informs and prepares leaders and coaches to excel in moments that matter for our employees.
•Strive to develop world class leaders by delivering programs and opportunities, such as our Senior Director Cohort,
Milestone schools and iLead program, which focus on strengthening key leadership behaviors.
•Provide access to a variety of learning opportunities to further develop employees’ skills, technical knowledge, EQ capabilities, team dynamics, and proficiency in coaching and developing others.
•Encourage employees to enhance their professional capabilities through external learning opportunities that certify and validate industry, functional and technical skills.
•Match employees with internal onboarding stewards, performance coaches, mentors, and, in some cases, sponsors to facilitate their growth and expand their network of support.
We also actively gauge our employee engagement success through various metrics, including:
•Employee engagement score, which was 83 in 2025 and surpassed the Microsoft Viva Glint Employee Engagement global benchmark of 75; and
•Coach quality score, which was 83 in 2025 and above the Glint Coach Quality global benchmark of 82.
Diverse Culture and Community
As part of our commitment to our people, we prioritize cultivating a workplace where inclusion is seamlessly integrated into all aspects of our business. We believe that by embracing a spectrum of perspectives and experiences, we can unlock innovation, inspire creativity, and gain a deeper understanding to effectively meet the needs of our clients and communities.
This is evident in our ongoing efforts to sustain a workplace culture that values and respects everyone, including our employee resource groups, referred to as iMatter teams. Our iMatter teams and networks, which are open to every employee, foster a sense of belonging and make a positive impact both within and outside of the workplace. Along with our nine iMatter Teams,
Huron supports six networks including, Experienced Industry Hires, Helping Hands, Public Health, Rising Professionals,
Sustainability, and First-Generation Professionals. These networks collectively strive to empower our workforce through professional development, social engagement, and community impact. See “2025 Highlights” within the Compensation
Discussion and Analysis of this Proxy Statement for additional details on Huron’s recent third-party recognitions for being an employer of choice.

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General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Making an Impact in the Global Communities We Serve
Our commitment to giving back to the communities in which we live and work remains steadfast, and our efforts extend to a wide range of causes aimed at reducing disparities and enhancing access to vital resources within our communities. In 2025, we continued to focus on promoting good health and well-being by partnering with, volunteering for, and/or hosting interactive fundraising campaigns with organizations such as the following:

Movember Foundation	American Heart Association	American Cancer Society	Ann & Robert H. Lurie Children’s Hospital of Chicago

Stop Soldier Suicide	Trevor Project	Ronald McDonald House Charities	Sakalp India Foundation

Additionally, in 2025, more than 4,200 Huron employees participated in our annual Day of Service event. We partnered with organizations around the globe to participate in 141 community service events in more than 90 distinct locations. Together we:

760 warm meals Prepared and served more than 760 warm meals to people experiencing homelessness and to families of hospitalized children	1,010 letters Wrote more than 1,010 letters and cards for hospitalized children, women experiencing homelessness and LGBTQ+ senior programs	424,200 lbs. Sorted and packed 424,200 lbs of food for those in need

28 outdoor areas Weeded, landscaped, cleaned and maintained 28 different parks, gardens, beaches and farms across the globe	74,900 items Sorted, inventoried and restored more than 74,900 donated goods to be distributed to local communities	800 animals Supported more than 800 animals by assisting at local animal shelters

14 homes and community buildings Cleaned, painted and rehabbed 14 homes, schools, shelters and community buildings	450 youth Tutored, coached and mentored more than 450 youth	810 individuals with disabilities Assisted 810 individuals with disabilities through enrichment, community building and social

Taking Action for a Sustainable Future
We believe it is our duty to use natural resources responsibly and proactively to address environmental challenges around the globe where we operate. As a company with expanding international operations, we remain focused on collectively working to support the environment in the communities we serve.
Our strategy for environmental sustainability focuses on strategic impact areas aligned with potential business risks and opportunities. As a professional services firm, we do not engage in manufacturing, product distribution, or hazardous waste

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generation. Instead, our operational carbon footprint primarily consists of Scope 1, 2, and 3 greenhouse gas (GHG) emissions generated through workplace electricity use and business travel for client engagements which we continue to measure. To advance our commitment to environmental sustainability, we are focused on enhancing measurement and disclosure of GHG emissions to improve transparency and accountability, identifying opportunities to reduce GHG emissions through operational efficiencies and to expand our use of renewable energy where possible, and refreshing our climate risk assessment to identify emerging risks and opportunities to integrate them into our enterprise risk management framework.
Managing Responsibly
Our commitment to ethical business practices is foundational to our standing as a premier professional services firm. Holding our board, executives and employees to the highest ethical standards, we not only require compliance with applicable laws, rules and regulations, but also set forth additional standards that exceed legal requirements. This commitment extends to ethical leadership and cultivating a work environment characterized by integrity, transparency, responsibility and trust. Our
Code of Business Conduct and Ethics (the “Code of Conduct”), which was updated as recently as February 2026, serves as a crucial framework to help our people understand expectations and standards governing individual and business conduct, enables sound decision-making, and continues to evolve to address emerging ethical considerations, such as responsible AI.
In addition, Huron prohibits the use of Company funds, assets, services, or facilities on behalf of a political party or candidate and the Company does not reimburse directors, executives or employees for any personal contributions made to a political party or candidate.

Visit our website at: https://ir.huronconsultinggroup.com/esg to learn more about our corporate social responsibility efforts and read our
2025 Corporate Social Responsibility Report (CSR).
The CSR, inclusive of its exhibits, or any other information from the Huron website, are not part of, or incorporated by reference in this Proxy Statement.

Stockholder Communications Policy
The board has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with any member of the board, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:
Corporate Secretary
Huron Consulting Group Inc.
550 West Van Buren Street
17th Floor
Chicago, Illinois 60607
E-mail messages should be sent to corporatesecretary@hcg.com.
A stockholder must include his or her name and address in any such written or e-mail communication. The communication must indicate that the sender is a Company stockholder.
Each communication intended for the board and received by the Corporate Secretary that is related to the operation of the
Company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. If the communication is mailed as personal, it will not be opened, but rather will be forwarded unopened to the intended recipient.

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Proposal Two
Advisory Vote to Approve the Company’s
Executive Compensation
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act
of 2010 (the “Dodd-Frank Act”) and the SEC, Huron annually asks its stockholders to indicate their support for our named executive officer compensation, which includes the compensation discussion and analysis, the compensation tables and the related narrative disclosures, all as described in the section entitled “EXECUTIVE COMPENSATION—Compensation Discussion and
Analysis.”
The Company is asking you to vote FOR the adoption of the following resolution:
“Resolved, that the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities Exchange Act
of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The vote solicited by this proposal, commonly known as “say-on-pay,” is advisory in nature and will not be binding on the board, the Compensation Committee or
Huron. However, the board and the Compensation Committee value the opinions of our stockholders, will review the voting results and, to the extent determined appropriate, take into account the outcome of the vote during future deliberations on executive compensation arrangements.
Huron believes that its executive compensation program is structured to support
Huron and its business objectives. This vote is not intended to address any one specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this
Proxy Statement.
Approval Required
The affirmative vote of the holders of a majority of the total shares of common stock, present in person or represented by proxy and entitled to vote on the proposal, is required to approve the advisory vote on the compensation arrangements of our named executive officers. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote with respect to the proposal and therefore will have no effect on the outcome of the proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the approval of the advisory vote on the compensation arrangements of our named executive officers, unless specified otherwise.

Recommendation of the Board

The Board of Directors
recommends that
stockholders vote FOR
the compensation of our
NEOs as disclosed in the
compensation discussion
and analysis section and
the accompanying
compensation tables and
narrative discussion in
this proxy statement.

2024 “Say-on- Pay” Results 98% Stockholder approval of 2024 executive compensation program

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Executive Compensation
A Message from our Compensation Committee
Dear fellow stockholders:
On behalf of the Compensation Committee and the entire Board, thank you for your continued investment in Huron. We appreciate your support of the Company, our people, and the meaningful work we deliver for our clients. As a Compensation
Committee, our primary objective is to design and oversee compensation programs that align the interests of Huron’s leadership, including our executives, industry and capability leaders, and our client-facing managing directors and principals, with those of our stockholders to deliver long-term stockholder value.
Huron’s compensation philosophy is grounded in a clear pay-for-performance framework. Our programs are designed to reward leaders for delivering strong financial results set against pre-established metrics, advancing strategic initiatives critical to the Company’s future success, and creating long-term stockholder value. We believe this balanced approach appropriately reflects Huron’s business model and the dynamic environment in which the Company operates.
In 2025, Huron delivered another year of strong performance, driven by disciplined execution of the Company’s strategy and effective leadership. Revenues before reimbursable expenses (“RBR”) grew 12% compared to 2024, resulting in record RBR and a fifth consecutive year of growth. In addition, we achieved continued margin and earnings per share expansion and strong cash flows in 2025. Collectively, these results led to total stockholder return of 39% in 2025.
Our executive compensation programs are designed to reinforce this strong performance—for our business and our stockholders. A significant portion of total direct compensation for our named executive officers remains performance-based and delivered through long-term equity incentives, earned over multi-year performance periods. This structure reinforces alignment with stockholders by linking compensation outcomes to sustained performance and long-term value creation.
Our compensation philosophy also extends beyond our named executive officers to many other employees on our highly talented team, including our revenue-generating managing directors and principals. On average over the last three years, 84%
of the stock granted annually is provided to our managing directors and principals as part of their annual incentive compensation, which is aligned with the achievement of team and individual goals in support of our long-term strategy. This stock-based compensation not only fosters an ownership mindset and enhances retention, but, more importantly, aligns our broader leadership team with the interests of our stockholders.
Throughout each year, the Compensation Committee actively reviews program design, compensation outcomes, and equity usage with the objective of upholding practices that are disciplined, consistent, and aligned with stockholder interests. We remain focused on responsible stewardship of our compensation programs and on maintaining governance practices that support sustainable growth over time.
We are proud of the performance delivered by Huron’s leadership team in 2025 and confident that our compensation philosophy and programs continue to effectively support the Company’s strategy and long-term objectives. Thank you for your continued trust and support.
Respectfully,

Ekta Singh-Bushell (Chair)	Joy T. Brown	H. Eugene Lockhart	Debra L. Zumwalt
6 Results for 2025 include $7.7 million of non-cash impairment charges, net of tax, related to our convertible debt investment in a third-party. Results for 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff. See Appendix A for the definitions of adjusted EBITDA margin, adjusted diluted earnings per share and free cash flows, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.
7 See Appendix A for the definitions of adjusted EBITDA margin and adjusted diluted earnings per share, and other non-GAAP financial measures included in this
Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation program with respect to the compensation of persons who appear in the Summary Compensation Table (who we refer to collectively throughout this Proxy Statement as our “named executive officers” or “NEOs”). For 2025, Huron's named executive officers were the following individuals:

C. Mark Hussey CHIEF EXECUTIVE OFFICER AND PRESIDENT	John D. Kelly EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER	J. Ronald Dail EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER	Hope Katz EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
Messrs. Hussey, Kelly, Dail and Ms. Katz were the only individuals who served as Huron executive officers during 2025.
2025 Highlights
As further described below, Huron’s executive compensation program is structured to incentivize and reward performance that drives Company-wide success and achieves growth while effectively managing risk and aligning with the long-term best interests of our stockholders. Huron’s performance in 2025 is highlighted by the following achievements.6,7

$1.66B 12% increase in Revenues before Reimbursable Expenses (RBR) from 2024, driven by growth across all three segments	6.2% Net Income Margin in 2025, compared to 7.7% in 2024[6]	14.3% 80 basis point increase in Adjusted EBITDA Margin[7] from 2024

$5.84 GAAP Diluted EPS in 2025, compared to $6.27 in 2024[6]	$7.83 21% increase in Adjusted Diluted EPS[7] from 2024	39% 2025 Total Shareholder Return

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In addition to record revenues and improved profitability, we further invested in our people, our clients and our communities highlighted by the following achievements.

2025 Best Firms to Work For 15 consecutive years	Certified by Great Place To Work in the U.S., Canada, India, Singapore, and the U.K.	America’s Best Midsized Companies 2025
Consulting Magazine	Great Place to Work	TIME Magazine
2025 Top Consulting Firms	2025 Best Place to Work	2025 Top Ranked Consulting Firm
The Consulting Report	Glassdoor	Management Consulted
2025 Early Talent Awards Best place for Gen Z to start their careers	2025 World’s Best Management Consulting Firm	Most Prestigious Consulting Firms North America
Handshake	Forbes	Vault
For additional information on our commitment to our employees and shaping a more sustainable future, refer to our 2025
Corporate Social Responsibility Report which is available on our investor relations website located at https://
ir.huronconsultinggroup.com. Please note that information contained on our website is not incorporated by reference in this
Proxy Statement or considered to be part of this document.
Executive Compensation Philosophy
Huron's growth, distinctive integrated operating model, and continued development of leadership in global regions strategically positions the Company to identify, attract, hire and retain the caliber of leaders needed to meet our strategic objectives and enhance stockholder value. Therefore, it is imperative that Huron’s executives exemplify the company’s values and leadership principles, while possessing the expertise and experience necessary to successfully lead and engage a growing organization operating across multiple countries, each with its own unique business, economic, and regulatory landscape and complexities.
As such, our compensation philosophy is focused on motivating and effectively rewarding our executives for their significant contributions, while aligning their interests with the Company and our stockholders.

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Huron’s Compensation Committee aligns our executives’ interests with the Company and stockholders through a careful and robust pay-for-performance compensation program, while also minimizing the potential for excessive risk-taking through thorough oversight and governance practices. When determining 2025 executive compensation target levels and payouts, the
Compensation Committee was guided by the following principles and objectives:

1	2	3	4

Align to Business
Strategy
Enable our “Team Huron”
integrated operating model by
holding leaders accountable
for delivering challenging, but
achievable, goals that align
with the long-term interests of
our stockholders.

Attract
and Retain
Attract and retain
extraordinary leaders who
both model our Leadership
Principles and enable our
purpose-driven culture by
providing a competitive total
rewards program compared to
companies with whom we
compete for business and
talent.
Pay for Performance Reward leaders for delivering profitable growth and balance the achievement of financial and non-financial results, emphasizing our clients, communities and employees.
Uphold Strong
Governance
Implement and execute on
thorough practices that lie at
the heart of what the
Compensation Committee
considers good governance as
they review our compensation
programs and adopt policies
that mitigate risk and
incentivize long-term results.

We define performance under the executive compensation program as a blend of delivering value to stockholders, achieving financial performance in comparison to pre-established financial goals, and establishing and executing strategic initiatives that we believe are responsive to evolving market and economic conditions and critical to future stockholder value creation. The
Compensation Committee and the board regularly review the design and administration of Huron’s executive compensation program for alignment of the pay programs to this philosophy.

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Compensation Best Practices

What We Do		What We Do Not Do

✓	Align pay with performance with a significant majority of compensation at-risk and based on objective financial performance measures	✗	No excise tax gross-ups
✓	Appropriately balance short-term and long-term incentives	✗	No hedging or pledging of Huron stock
✓	Align executive compensation with stockholder returns through performance-based equity grants that include minimum time-vesting requirements	✗	No stock grants are "timed" or awards to be repriced
✓	Establish rigorous, achievable, and predominantly quantitative goals that align with focused, measurable progress and overall organizational advancement	✗	No material executive perquisites not commonly available to the broader Huron employee population or to similarly situated key management employees
✓	Require the annual incentive program funding to be capped at target payout if total shareholder return for the year is negative	✗	No "evergreen" features or liberal share counting provisions within our equity plan
✓	Perform an annual risk assessment of our compensation programs	✗	No automatic grants to any participant within the equity plan
✓	Maintain robust stock ownership guidelines
✓	Provide only double-trigger benefits in a change of control event
✓	Maintain a clawback policy providing for recoupment of incentive-based compensation
✓	Retain an independent compensation consultant to the board
✓	Administer the equity plans through the Compensation Committee, which is comprised entirely of independent directors
✓	Mitigate potential dilution of equity award grants through our share repurchase program
✓	Solicit investor feedback on our compensation program and potential enhancements through an extensive stockholder engagement program

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Executive Compensation Pay Components
Our executive compensation program design strives to execute on our market-competitive compensation philosophy through a meaningful mix of three principal components: (i) base salary, (ii) annual incentives and (iii) long-term incentives.

Compensation Element	Form	Compensation Philosophy Alignment	What it Rewards

Base Salary	100% Cash	Provide market-competitive base pay that reflects the role and responsibilities, the ability to influence company results, and the experience and individual performance of each executive.	Accomplishment of day-to-day responsibilities, individual performance, the executive's experience, and the competitiveness of the talent market.
Annual Incentive	100% Cash	Set challenging, but attainable, goals that motivate exceptional performance against the annual operating plan and serve as a key compensation vehicle for differentiating performance each year.	Achievement of predefined financial, operational and strategic measures that are commensurate with performance against the annual operating plan.
Long-Term Incentive	70% Performance Share Units (PSUs)	Focus executives on the achievement of strong performance against long-term strategic and financial goals to directly align each executive's interests with the long-term interests of stockholders.	Alignment of stockholder interests with the attainment of long-term financial goals and share price appreciation.
	30% Restricted Stock Units (RSUs)	Provide for long-term executive retention.
The 2025 program design continued to align our NEOs' interests with those of the stockholders by maintaining a majority of
NEO compensation as performance-based and at-risk. The chart below illustrates the 2025 target mix of pay for the NEOs under the 2025 executive compensation program.
2025 NEO Pay Mix at Target

CEO	OTHER NEOS (AVERAGE)
86%

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Governance of Executive Compensation Program
The Compensation Committee, with support from management and an independent compensation consultant, is primarily responsible for designing, reviewing, and evaluating our executive compensation program in a manner consistent with our compensation philosophy, principles and objectives. These responsibilities were achieved through the following 2025 annual compensation-setting process.
Peer Group &
Plan Design
Review
Target Setting
Monitor Plan
Design &
Metrics
Determine
Performance

•Review compensation
peer group for
consistency with Huron’s
size, offerings and market
for talent
•Perform annual risk
assessment of
compensation programs
•Review peer group,
external market data and
stockholder feedback
related to our executive
compensation program
•Approve total target compensation for each named executive officer •Establish financial and strategic measures for 2025 AIP and 2025 – 2027 LTIP
•Monitor performance
against established AIP
and LTIP targets to
confirm whether
compensation
philosophy, principles and
objectives are being met
•Monitor compliance with
executive stock
ownership requirements

•Review pay-for-
performance alignment
•Certify payout of 2025
AIP for each named
executive officer based
on actual achievement
against pre-established
targets
•Certify payout of
2023-2025 LTIP based
on actual achievement
against pre-established
targets

July - November 2024    December 2024 - February 2025
February - December 2025                February 2026
Below is additional detail on the roles and responsibilities of the parties involved in the design, implementation, and oversight of our executive compensation program.
Role of Compensation Committee
The Compensation Committee, which is comprised entirely of independent directors, is primarily responsible for administering our executive compensation program in a manner consistent with our compensation philosophy and objectives. The principal functions of the Compensation Committee are to:
•set salaries and annual and long-term incentive levels for the CEO and other named executive officers, so that the program is promoting stockholder value;
•evaluate the performance of the CEO (in coordination with the full board) and review the CEO evaluation of the other named executive officers annually;
•review and approve the design and competitiveness of our executive compensation plans, including benefits and perquisites;
•review and approve the total cash and stock bonus pools for the organization, and approve the individual incentive payout awards for the named executive officers;
•review and approve the total compensation package for Section 16 officers and high-earning Company employees;
•review the design, competitiveness and pay equity of our Company-wide compensation plans, including benefits;
•review director compensation and make recommendations to the board;
•review and approve goals used for the annual and long-term incentive plans;
•retain or terminate, in its sole discretion, any independent compensation consultant used to assist the Compensation
Committee;

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•review and evaluate compensation arrangements to assess whether they could encourage undue risk-taking; and
•create a Compensation Committee report on executive compensation for inclusion in the Proxy Statement.
The Compensation Committee exercises its judgment on an independent basis and works closely with our board and the management team in making many of its decisions. Additionally, the Compensation Committee has retained the services of an independent compensation consultant. The Compensation Committee has the sole authority to amend or terminate the services of its independent consultant.
Role of Management
Our CEO, along with other members of senior leadership, supports the Compensation Committee's design, review and evaluation of the executive compensation program. The executive officers provide recommendations for the financial and strategic measures within the annual incentive and long-term incentive programs, which are grounded in Huron's long-term growth strategy and market data. Additionally, our CEO provides a review of each named executive officer's annual performance but does not participate in the decisions related to his own compensation. The Compensation Committee carefully reviews and deliberates on all recommendations provided by management.
Additionally, to support the Compensation Committee's review and approval of the total cash and stock bonus pools available for the organization, and to help confirm whether Company-wide compensation programs appropriately balance stockholder returns and employee retention, the executive officers regularly review Company, industry and capability performance with the
Compensation Committee.
Role of Independent Compensation Advisor
The Compensation Committee retains an independent compensation advisor to assist in the ongoing assessment of the executive compensation strategy and program. The Compensation Committee's independent compensation advisor reports directly to the Compensation Committee and serves at its sole discretion and does not perform any services for the Company other than those in connection with its work for the Compensation Committee.
Pay Governance served as the Compensation Committee’s independent compensation advisor through April 2025, at which time the Compensation Committee retained Mercer (US) LLC to serve as its independent compensation advisor.
The Compensation Committee annually assesses whether the independent advisor's work has raised any conflict of interest.
The Compensation Committee has determined, based on its analysis of Nasdaq requirements, that the work of Mercer and the individual compensation advisors employed by Mercer as compensation consultants to the Company has not created any conflict of interest.
Role of the Compensation Peer Group
The Compensation Committee reviews external market data to inform its decisions about executive compensation, specifically to determine a range of pay, inclusive of salary, target annual incentives, and target long-term incentive awards. Total direct compensation, as well as the components thereof, are compared to similar roles and responsibilities for those of the
Compensation Committee-approved peer group described below. Individual target pay is benchmarked against these external market sources, but can and does vary based on several factors including each individual executive officer's experience, qualifications and performance. We note that the Compensation Committee does not target NEOs’ pay to a specified percentile relative to the below Compensation Peer Group, but rather reviews peer group compensation data for each element of compensation, including base salary, cash annual incentive, long-term incentive targets, and target total compensation
(target total cash plus long-term incentive compensation).
The peer group is comprised of U.S.-based companies who are business-to-business service providers in the Research and
Consulting Services, Health Care Technology, Health Care Services, Managed Health Care, IT Consulting and Other Services,
Data Processing & Outsourced Service, Education Services, Financial Exchanges & Data, and Diversified Financial Services
sectors, with revenues within 0.4x to 2.5x of Huron’s revenues, and with market capitalization within 0.1x to 10x of Huron’s market capitalization as of the review date. Annually, the Compensation Committee reviews the composition of the peer group to determine whether any changes should be made. For 2025 executive compensation decisions, the Compensation
Committee approved the addition of one new peer, Blackbaud, Inc., as well as the removal of NextGen Healthcare, Inc. on the basis of the foregoing criteria. Below is the approved list of fifteen (15) companies that comprised our peer group for 2025

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compensation as well as Huron's relative positioning of revenue and market capitalization to the selected peer group effective as of July 2024 when the peer group was approved.
Below is the list of 15 companies that comprised our peer group for 2025 compensation.

2025 Peer Group

Blackbaud, Inc.	Exponent, Inc.	LiveRamp Holdings, Inc.
CBIZ, Inc.	FTI Consulting Inc.	Premier, Inc.
CRA International, Inc.	Heidrick & Struggles International, Inc.	Perficient, Inc.
Dun & Bradstreet Holdings, Inc.	ICF International, Inc.	R1 RCM, Inc.
Evolent Health, Inc.	Korn Ferry	Resources Connection, Inc.
Huron's relative positioning of revenue and market capitalization to the selected peer group as of July 2024 when the peer group was approved:

Revenues (Percentile)
52nd
▼

0	25	50	75	100

Market Capitalization (Percentile)
20th
▼

0	25	50	75	100
Stockholder Outreach
At the 2025 Annual Meeting, 98% of votes were in support of our named executive officers' compensation ("say-on-pay"). We view these results as overwhelming support of our executive compensation practices, including their strong alignment between our executives' pay and stockholder value. Additionally, at the 2023 annual meeting, a significant majority of votes cast were in support of an annual advisory vote on executive officer compensation ("say-on-pay frequency"), and the board agreed that we will continue to listen carefully to our stockholders and hold our say-on-pay vote annually.
In addition to our annual say-on-pay vote, we maintain an ongoing dialogue with our stockholders regarding our growth strategy, competitive positioning, financial performance, and executive compensation philosophy and program, including offering one-on-one meetings to our top 25 stockholders. We engage in consistent, proactive outreach efforts with our stockholders and their governance teams, as well as potential investors, on a regular basis throughout the year. Our non-
executive chairman and management team engage with our stockholders to seek their input, to remain well-informed of their perspectives, and to help increase their understanding of our business, our growth strategy, our executive compensation philosophy and program, and our commitment to corporate governance and corporate social responsibility issues, among other priorities.
Throughout 2025, those stockholders who accepted our offer to meet during our investor outreach cycles represented approximately 45% of our outstanding shares held by institutional investors as of December 31, 2025, including 16 of our top
25 stockholders. These conversations primarily focused on Huron’s refreshed growth strategy; our executive compensation program and company-wide compensation philosophy, including our use of equity; ongoing refreshment process for the board;
and corporate social responsibility and governance topics. We heard no concerns regarding our NEO pay programs. The feedback received through our stockholder outreach efforts is communicated to and considered by the board and helps inform our decisions and strategy. We will continue to listen carefully to our stockholders and incorporate their feedback into our decisions about executive compensation.
8 See Appendix A for the definitions of organic revenues, adjusted EBITDA margin, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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2025 Executive Compensation Details
2025 Target Compensation Opportunity
In December 2024, the Compensation Committee approved the following 2025 target compensation opportunities for our named executive officers after considering comparability and competitiveness to external market data and alignment with each executive's individual experience, qualifications and performance.

Name	Base Salary	Target Annual Incentive Opportunity (% of Salary)	Target Long-Term Incentive Opportunity (% of Salary)

C. Mark Hussey(1)	$1,025,000	145%	450%
John D. Kelly(2)	$650,000	120%	250%
J. Ronald Dail(3)	$675,000	95%	160%
Hope Katz	$425,000	75%	100%
(1)In 2024, Mr. Hussey’s base salary, target annual incentive opportunity and target long-term incentive opportunity was $950,000, 140% of salary, and 375% of salary, respectively.
(2)In 2024, Mr. Kelly’s base salary, target annual incentive opportunity and target long-term incentive opportunity was $600,000, 115% of salary and 220% of salary, respectively.
(3)In 2024, Mr. Dail’s base salary, target annual incentive opportunity and target long-term incentive opportunity was $675,000 (no change with 2025), 90% of salary, and 140% of salary, respectively.
The increases in Messrs. Hussey, Kelly and Dail’s 2025 target compensation opportunities compared with 2024 reflect the individual performance of each executive in 2024, are intended to drive improved competitiveness by better aligning each executive’s total direct compensation with the total direct compensation received by similarly situated executives of the
Company's peer group, and enhance the alignment of each executive's interests with the long-term interests of stockholders through an increase in long-term incentive opportunities. These compensation changes were reviewed with, and informed by input from, the Company’s independent compensation consultant.
Effective January 1, 2025, Ms. Katz was appointed Executive Vice President and General Counsel in addition to her role as
Corporate Secretary.
2025 Annual Incentive Program
The Compensation Committee continues to believe that the NEOs should be critically focused on improving stockholder value by driving and executing on the growth strategy and delivering results against the annual operating plan. Therefore, the
Compensation Committee selected Organic Revenues8 and Adjusted EBITDA Margin7 as the annual incentive financial performance metrics because they reflect Huron’s core operating performance and progress against its strategic objectives.
These non-GAAP measures exclude items that are not indicative of ongoing operations, allowing for more meaningful period-
to-period comparisons and clearer line of sight between management actions and performance outcomes. The Organic
Revenues metric supports the Company’s focus on sustainable, internally generated growth, while the Adjusted EBITDA
Margin metric reinforces disciplined cost management and profitability across the business. See Appendix A for additional information on these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP financial measure.
The combination of the financial metrics and the enumerated strategic measures results in approximately 92% of the total annual incentive opportunity tied to metrics that use predefined quantitative goals. Performance against each metric is measured independently. Each performance metric is measured in a range of 0 to 200%, with threshold performance achieving a 50% payout. The minimum amount that could be paid is 10% of target, calculated as threshold payout of 50% for the lowest weighted component. Maximum payout represents 200% of target. The annual incentive program requires the

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annual incentive payout to be capped at target if total shareholder return (TSR) is not positive for the year with no
Compensation Committee discretion to override; however, the cap was not triggered in 2025 as TSR was 39%.
As a result of the strong performance achieved in 2025, the Compensation Committee approved a total payout of 102% of target for the 2025 annual incentive program. The final amount of such bonuses for each NEO are reported for 2025 in the
“Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Additional detail on the 2025 annual incentive goals and performance achieved follows.
2025 Annual Incentive Goals

		Achievement			Payout % of Target
Performance Measure	Weighting	Threshold	Target	Maximum

Organic Revenues[8]	40%				104%
Adjusted EBITDA Margin[8]	40%				103%
Strategic Measures	20%	Varies by measure - details below			97%
Total	100%				102%

Actual Performance $1,627B
▼
No Payout Earned		Max Payout Earned

$1.540B	$1.620B	$1.780B

	Actual Performance 14.3%
	▼
No Payout Earned		Max Payout Earned

13.25%	14.25%	15.25%
9 See Appendix A for the definitions of adjusted EBITDA margin free cash flow, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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2025 Strategic Measures
The portfolio of strategic measures applied to the 2025 annual incentive program directly aligned to the growth strategy of the organization through the following four principles: Grow Revenue, Grow Margins, Grow People and Financial Strength. The
executive team’s performance against each goal was assessed against pre-approved, defined measures of success, of which a majority were objective, quantifiable goals. In total, 60% of the strategic measures within the 2025 annual incentive program were assessed against objective, quantifiable goals. The following chart outlines the 2025 goals as well as their weighting, alignment to strategy and actual levels of achievement.9

Goals	Weighting	Alignment of Strategic Priorities with Company Strategy	Level of Achievement		Achievement Details
			Target

			Threshold	Maximum

Grow Revenue	40.0%
•Focused on executing and successfully
communicating our Destination 2030
growth strategy, including accelerating
growth in the healthcare and education
industries, expanding our presence in
commercial industries, advancing our
integrated digital platform, and executing
programmatic M&A.

•Achieved our growth goals related to
executing and communicating our
2030 growth strategy and advancing
our programmatic M&A strategy.
•Partially achieved our growth goals
related to accelerating growth in the
healthcare and education industries,
executing our commercial strategy,
and advancing our integrated digital
platform.

			83%
Grow Margins	25.0%
•Focused on advancing our margin and
investment objectives by enhancing and
maturing our global delivery model and
operational processes, optimizing
utilization and resource management,
effectively managing our SG&A leverage,
and executing our margin-enhancing
delivery model, AI and automation
initiatives.

•Improved adjusted EBITDA margin[9]
by 80 basis points over 2024 through
initiatives focused on utilization, global
delivery and SG&A leverage. Also,
strengthened our global operations
and enterprise functions to further
enable our ability to grow and scale.
We also executed on initiatives to
accelerate our use of analytics, AI and
automation to deliver our work more
efficiently and effectively.

			113%
Grow People	25.0%
•Focused on fostering a collaborative
culture grounded in inclusion and
belonging, while attracting, engaging,
developing, and retaining top talent,
strengthening our leadership pipeline
through effective succession planning,
and enhancing Huron’s reputation as an
employer of choice to support our
strategic objectives and long-term growth.

•Achieved our priorities to advance our
commitment to our employees in
2025, realizing low turnover, achieving
strong employee engagement results,
and executing on our succession
plans to help ensure a strong pipeline
into senior leadership. Also, continued
to foster a culture of belonging and
inclusivity and enhanced our
company’s reputation and position as
an employer of choice.

			118%
Financial Strength	10.0%	•Focused on maintaining a strong balance sheet with appropriate leverage and flexibility to support the achievement of Huron’s strategic plans while executing our balanced capital allocation strategy.			•Achieved our 2025 leverage goal. •Did not achieve 2025 free cash flow[9] goal.
			57%
Total	100%		97%
10 See Appendix A for the definitions of Adjusted Diluted EPS, and other non-GAAP financial measures included in this Proxy Statement, as well as their reconciliation to the most directly comparable GAAP financial measure.

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2025 Long-Term Incentive Program
Under the 2025 long-term incentive program, 70% of the target long-term incentive program value was granted in the form of performance share units (PSUs) and 30% was granted in the form of restricted stock units (RSUs), both with a three-year vesting period. The final payout of the PSUs granted in 2025 will be determined at the end of the full three-year performance period based on performance against predetermined, cumulative three-year goals for Revenues before Reimbursable
Expenses and Adjusted Diluted EPS, with 50-50 weighting. The Compensation Committee selected cumulative Revenues before Reimbursable Expenses and Adjusted Diluted EPS as the performance metrics for the PSU portion of the long-term incentive program because these measures reflect sustained operating performance and long-term value creation over a multi-
year period. Adjusted Diluted EPS, a non-GAAP measure, excludes items that are not indicative of ongoing operations, allowing for more meaningful period-to-period comparisons and clearer line of sight between management actions and performance outcomes. See Appendix A for additional information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP financial measures.
The minimum amount of PSUs that could be earned is 25% of target, calculated as threshold payout of 50% on only one of the financial measures. No PSUs will be earned if a threshold level of performance is not achieved for all financial measures. The
PSUs can be earned up to 200% of target for maximum performance on all financial measures. As in prior years, we cannot disclose the details of the three-year goals at this time due to their material, non-public nature.
The RSUs granted in 2025 will vest annually over the three-year vesting period.
Previously Awarded Performance-Based Long-Term Incentive Programs
2023-2025 Performance Cycle
In 2023, 70% of the target long-term incentive program value was granted in the form of PSUs with a three-year performance period that ended on December 31, 2025, and 30% was granted in the form of RSUs with a three-year vesting period. The final payout of the PSUs was calculated based on the actual results of Revenues before Reimbursable Expenses and Adjusted
Diluted EPS10 over the three-year period against the predetermined, cumulative three-year performance goals. Based on the actual results during the performance cycle, the overall payout was 180% of target as illustrated in the table below.

		Achievement			Payout % of Target
Performance Measure	Weighting	Threshold	Target	Maximum

Revenues before Reimbursable Expenses	50%				160%
Adjusted Diluted EPS[10]	50%				200%
Total	100%				180%

Actual Performance: $4,511B
▼
No Payout Earned		Max Payout Earned

$3.520B	$4.140B	$4.760B

		Actual Performance: $19.21
			▼
No Payout Earned		Max Payout Earned

$11.80	$13.90	$16.00
2024-2026 Performance Cycle
Under the 2024 long-term incentive program, 70% of the target long-term incentive program value was granted in the form of
PSUs with a three-year performance period that ends on December 31, 2026, and 30% was granted in the form of RSUs with a three-year vesting period. The final payout of the PSUs granted in 2024 will be determined at the end of the full three-year performance period based on performance against the predetermined, cumulative three-year goals for Revenues before
Reimbursable Expenses and Adjusted Diluted EPS, with 50-50 weighting. As in prior years, we cannot disclose the details of the three-year goals at this time due to their material, non-public nature.

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Use of Equity and Equity Award Grant Practices
The use of equity in the long-term incentive (LTI) program is critical to the execution of our overall executive compensation strategy as it aligns our executives’ interests with the Company and stockholders, reinforces accountability for long-term results and encourages decision-making aligned with sustainable stockholder value creation.
Furthermore, the significance of executing our compensation philosophy extends beyond our executive leadership team to our highly qualified workforce, including our revenue-generating managing directors, principals and industry and capability leaders who directly influence our growth, innovation, and client outcomes. In fact, on average, approximately 84% of equity granted annually is provided to these revenue-generating managing directors, principals and industry and capability leaders as part of their incentive compensation.
Annual awards under our long-term incentive (LTI) program for our named executive officers, revenue-generating managing directors, principals and industry and capability leaders are typically approved by the Compensation Committee during its
February meeting, with a grant date of March 1, in accordance with our pre-established equity award grant schedule. The target LTI value is converted into grants based on the stock price on the date of grant.
We do not grant equity awards in anticipation of the release of material, nonpublic information, nor do we time such releases of material, nonpublic information based on equity award grant dates, vesting events or sale events. In 2025, we have not timed the disclosure of material, nonpublic information for the purpose of affecting the value of executive compensation for our named executive officers. Additionally, no stock options were granted to our named executive officers in 2025.
Additional Executive Compensation Details
Employment Agreements
Huron has entered into agreements with each of the named executive officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of the Company. Huron provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, these arrangements provide for severance benefits upon Huron’s termination of the executive’s employment without cause or resignation by the executive for good reason (constructive termination). In the event of a change of control of Huron and if the executive’s employment is terminated without cause or he or she resigns for good reason, the executive will receive enhanced severance benefits. Huron provides these enhanced severance benefits only with a "double trigger" because the Company believes that the executive officers would be materially harmed in a change of control only if it results in reduced responsibilities or compensation or loss of employment for the executive. Huron employment agreements do not provide for any gross-ups.
More information on our use of employment agreements, including the estimated payments and benefits payable to the named executive officers, is provided under the "Potential Payments Upon Termination or Change of Control" section of this Proxy
Statement.
Health and Welfare Benefits
The named executive officers are eligible for the same health and welfare benefits generally available to Huron employees.
401(k) Plan
Huron offers a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the
“Code”), to all U.S. employees, including the NEOs, who meet specific eligibility criteria, such as age and length of service requirements. In 2025, we matched 100% of an employee’s 401(k) salary deferrals, up to a maximum of 6% of an employee’s eligible earnings and IRS limits.
Deferred Compensation Plan
Huron offers a nonqualified deferred compensation plan (the "DCP") to all principals, managing directors, corporate vice presidents, named executive officers and non-employee directors. The DCP allows participants to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of investment alternatives. Non-employee directors may elect to defer up to 100% of their cash compensation into the DCP.
Earnings are credited based on the returns of the investment options selected by the participant. Any amounts contributed may

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be deferred until a later date or may become payable in connection with a participant's retirement, death, disability or other separation from service.
There were no executive contributions made to the DCP for 2025.
Perquisites
Huron did not provide material perquisites over and above those commonly available to the broader Huron employee population or similarly situated key management employees to any named executive officer in 2025.
The Company provides enhanced disability and life insurance benefits to all of its managing directors, corporate vice presidents and executive officers. Named executive officers and industry and capability leaders are also offered reimbursement of the cost of an annual executive physical examination.
Clawback Provisions
The Company's incentive compensation recoupment policy (commonly referred to as a "clawback policy") was amended and restated effective October 27, 2023 in accordance with Rule 10D-1 of the Securities Exchange Act of 1934 and Nasdaq listing standards. Furthermore, on February 14, 2025, the clawback policy was further amended to provide the ability to recover compensation in connection with certain acts of misconduct by a covered executive.
The clawback policy, as amended, requires the recoupment of incentive-based compensation paid to executive officers and such other individuals designated by the policy in the event of a restatement of our quarterly or annual financial results. In such an event, our non-employee directors will review all incentive-based compensation awarded to those individuals covered by the policy based upon the achievement of financial results that were the subject of the restatement and will recoup the incentive-based compensation to the extent the amount of such compensation would have been lower than the amount actually awarded, granted, paid, earned, deferred or vested based on the achievement of financial results that were subsequently reduced due to such restatement.
Additionally, if the board determines that a covered executive has engaged in misconduct, the board may seek the recovery and/or forfeiture of all or a portion of any equity-based awards granted to the executive during the fiscal year in which the misconduct occurred, including those that have vested, been settled, or are scheduled to vest. Under the clawback policy, as amended, "misconduct" includes acts constituting: (i) a felony; (ii) fraud, including any act involving moral turpitude or dishonesty related to the Company that causes material and adverse reputational or financial harm to the Company; or (iii) any act that involves a felony, fraud, moral turpitude, dishonesty, or a breach of fiduciary duty that contributes to the necessity of a financial restatement. The determination of whether misconduct has occurred, and the decision to seek recovery or forfeiture, is in the board’s sole discretion.

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Stock Ownership Guidelines and Holding Requirements
We maintain stock ownership guidelines for Huron's named executive officers and non-employee directors, which are consistent with the practices of our peer group and are designed to align the interests of our stockholders, directors and executive officers. Until the relevant stock ownership target is achieved, executive officers and non-employee directors are required to retain a number of shares equal to at least 60% of the net after tax proceeds from the exercise of stock options or vesting of restricted stock units and performance share units. Only shares owned outright count towards ownership requirements. Unexercised stock options and unvested performance share units or unvested restricted stock units do not count.
As of December 31, 2025, each of our named executive officers and non-employee directors are in compliance with the terms of our share ownership guidelines, such that they either meet the stock ownership guidelines below or are on track to meet them within their initial period for compliance.

Position	Stock Ownership Guideline

CEO	5x salary
CFO and COO	2x salary
Other Executive Officers	1x salary
Non-employee Directors	5x annual retainer
Insider Trading Policy
We have adopted an Insider Trading policy and procedures governing the purchase, sale and/or other disposition of our securities by directors, officers and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Huron’s Insider Trading Policy is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 ("2024 Annual Report on
Form 10-K"), filed with the Securities and Exchange Commission on February 25, 2025.
Hedging and Pledging
Under the Company’s insider trading policy, directors, officers, employees and contractors are prohibited from entering into transactions in publicly-traded puts, calls or other derivative securities with respect to Huron’s stock and any other transaction that "hedges" the ownership in Huron’s stock or holding Company securities in a margin account or pledging Company securities as collateral for a loan is prohibited.
Tax Considerations
Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid in excess of $1 million in a taxable year to certain “covered employees.” Under current law, covered employees include the Company’s Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers whose compensation must be disclosed in the proxy statement for the year, as well as any individual who became a covered employee in a prior year.
The Compensation Committee expects to continue authorizing compensation that may not be deductible under Section 162(m)
when it believes doing so is in the best interests of the Company and its stockholders, retaining flexibility to design compensation programs that support long-term performance.
Section 280G. Section 280G of the Code disallows a company’s tax deduction for certain payments in connection with a change of control defined as "excess parachute payments," and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. The senior management agreements in effect provide that any covered payments would be reduced to the extent necessary so that no portion of such payments is subject to the excise tax.

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Accounting for Stock-Based Compensation
The Compensation Committee considers accounting implications in designing our executive compensation program, such as
ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-
employee members of our board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the information contained under the caption
"Compensation Discussion and Analysis" and, based on this review and discussion, has recommended to the board that it be included in this Proxy Statement and incorporated by reference into our 2025 Annual Report on Form 10-K.
Ekta Singh-Bushell, Chair
Joy T. Brown
H. Eugene Lockhart
Debra Zumwalt

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2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

C. Mark Hussey(4) Chief Executive Officer and President	2025	1,021,875	—	4,612,525	1,515,975	47,979	7,198,354
	2024	948,958	430,000	3,562,496	1,539,143	39,381	6,519,978
	2023	919,792	430,000	2,642,725	1,676,563	37,323	5,706,403
John D. Kelly Executive Vice President, Chief Financial Officer and Treasurer	2025	647,917	—	1,625,071	795,600	39,135	3,107,723
	2024	598,958	205,000	1,320,032	798,503	31,440	2,953,933
	2023	572,917	205,000	1,322,087	833,750	29,956	2,963,710
J. Ronald Dail(4) Executive Vice President and Chief Operating Officer	2025	675,000	—	1,080,027	654,075	34,004	2,443,106
	2024	673,958	—	944,996	833,721	28,320	2,480,995
	2023	650,000	—	812,465	964,316	26,923	2,453,704
Hope Katz(5) Executive Vice President, General Counsel and Corporate Secretary	2025	422,292	—	524,920	325,125	43,686	1,316,023
(1)The bonus amounts paid in 2023 and 2024 represent the final two of three installments of the three-year cash retention bonus made in
2021 to retain NEOs’ continued leadership through the COVID-19 pandemic and in recognition of their exceptional performance during
2020.
(2)This column represents the aggregate grant date fair value of restricted stock, restricted stock units and/or performance share units. The value of the performance share units and performance-based stock options in the table is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Performance share unit values in the Stock Awards column are based on performance achieved at target levels for the included performance share units, which was the probable outcome of performance conditions as of the grant date for the PSUs. The grant date fair value of each
NEO’s performance share unit grants for 2025 if earned at maximum levels was $6,457,596, $2,275,008,  $1,512,098, and $594,898 for
Messrs. Hussey, Kelly, and Dail and Ms. Katz, respectively.
(3)All Other Compensation for 2025 is detailed in the table below.
(4)Mr. Dail's 2023 and 2024 non-equity incentive plan compensation includes his earned non-equity incentive compensation under the
NEO annual incentive plan and $116,066 and $130,692 earned under the Healthcare Managed Services incentive program in 2023 and
2024, respectively. The Healthcare Managed Services incentive program is a commission-based program for the Healthcare Managed
Services offering that is determined based on the revenue generated on certain engagements which Mr. Dail is eligible for based on his prior role as the leader of Huron's healthcare performance improvement business unit through July 1, 2022.
(5)Effective January 1, 2025, Ms. Katz was appointed Executive Vice President and General Counsel in addition to her role as Corporate
Secretary.

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2025 All Other Compensation

Name	Executive Long- Term Disability Insurance ($)(1)	Executive $1MM Term Life Insurance ($)(2)	Company Provided 401(k) Match ($)(3)	Other Benefits and Perquisites ($)(4)	Total All Other Compensation ($)

C. Mark Hussey	7,101	5,708	21,000	14,170	47,979
John D. Kelly	4,353	1,355	21,000	12,427	39,135
J. Ronald Dail	5,545	2,335	21,000	5,124	34,004
Hope Katz	4,003	932	21,000	17,751	43,686
(1)Executive Long-Term Disability Insurance is provided to all executives, managing directors and principals.
(2)Executive Term Life Insurance is provided to all executives, managing directors and principals.
(3)Huron provides a Company 401(k) match to all participating employees.
(4)Other Benefits and Perquisites: (a) includes the cost of executive physicals, which Huron pays for executives and certain managing directors, (b) includes the cost of our named executive officers attending a corporate offsite with other Huron senior leadership in recognition of strong company and individual performance and (c) in the case of Ms. Katz, includes the cost of sports/entertainment tickets related to a practice group networking event.

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2025 Grants of Plan-Based Awards
The following table summarizes the grants of equity awards and annual cash incentive awards for 2025 to each named executive officer.

		Date of Compensation Committee Action	Estimated Future Payouts Under Non Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)

C. Mark Hussey	3/1/2025	2/21/2025	—	—	—		5,295	21,178	42,356	—	3,228,798	(2)
	3/1/2025	2/21/2025	—	—	—		—	—	—	9,076	1,383,727	(3)
			148,625	1,486,250	2,972,500	(1)	—	—	—	—	—
John D. Kelly	3/1/2025	2/21/2025	—	—	—		1,865	7,461	14,922	—	1,137,504	(2)
	3/1/2025	2/21/2025	—	—	—		—	—	—	3,198	487,567	(3)
			78,000	780,000	1,560,000	(1)	—	—	—	—	—
J. Ronald Dail	3/1/2025	2/21/2025	—	—	—		1,240	4,959	9,918	—	756,049	(2)
	3/1/2025	2/21/2025	—	—	—		—	—	—	2,125	323,978	(3)
			64,125	641,250	1,282,500	(1)	—	—	—	—	—
Hope Katz	3/1/2025	2/21/2025	—	—	—		488	1,951	3,902	—	297,449	(2)
	3/1/2025	2/21/2025	—	—	—		—	—	—	836	127,457	(3)
	3/1/2025	2/21/2025	—	—	—		—	—	—	656	100,014	(4)
			31,875	318,750	637,500	(1)	—	—	—	—	—
(1)The target, threshold and maximum represent the range of cash award that could be earned under the 2025 NEO annual incentive program. The minimum amount that could be paid is 10% of target, calculated as threshold payout of 50% for the lowest weighted component. Maximum payout represents 200% of target. Based on the achievement of specific financial goals and strategic measures, the Compensation Committee determined that 102% of the target award was earned for 2025.
(2)The March 1, 2025 grant of PSUs is based on the performance against predefined financial measures of revenues before reimbursable expenses and Adjusted Diluted EPS over the three-year performance cycle from 2025-2027. The minimum amount that could be earned is 25% of target, calculated as threshold payout of 50% on only one of the financial measures; and, if threshold performance is not achieved for all financial measures, the award will be forfeited. The PSUs can be earned up to 200% of target for maximum performance on all financial measures. The PSUs that are earned will vest on March 1, 2028. These PSUs were granted under the Company's 2012
Omnibus Incentive Plan.
(3)This grant of restricted stock units (RSUs) was made under the 2025 NEO long-term incentive program and will vest annually over a three-year period. The RSUs were granted under the Company’s 2012 Omnibus Incentive Plan.
(4)This grant of restricted stock units (RSUs) was awarded in 2025 to recognize performance under the 2024 annual Corporate Vice
President long-term incentive program. The RSUs vest in equal annual installments over four years and were granted under the
Company’s 2012 Omnibus Incentive Plan.
(5)The grant date fair value of all RSU and PSU grants is based on the closing price of Huron stock as of the date of grant, which was
$152.46 on February 28, 2025, the last trading day prior to March 1, 2025; and for performance-based awards, the estimate of expected funding (i.e., the probable outcome of performance conditions) as of the grant date. The total number of PSUs to be earned is contingent on meeting specific financial targets as described in Note 2 above.

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2025 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2025 for each named executive officer. Market value is based on the closing price of Huron stock of $172.91 on December 31, 2025, the last trading day of the fiscal year.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

C. Mark Hussey	3/1/2023	—	—	—	—	2,553 (1)	441,439	—	—
	3/1/2023	—	—	—	—	32,161 (2)	5,560,889	—	—
	3/1/2024	—	—	—	—	7,169 (1)	1,239,592	—	—
	3/1/2024	—	—	—	—	—	—	50,176 (3)	8,675,932
	3/1/2025	—	—	—	—	9,076 (1)	1,569,331	—	—
	3/1/2025	—	—	—	—	—	—	21,178(4)	3,661,888
John D. Kelly	3/1/2023	—	—	—	—	1,235 (1)	213,544	—	—
	3/1/2023	—	—	—	—	15,548 (2)	2,688,474	—	—
	3/1/2024	—	—	—	—	2,657 (1)	459,422	—	—
	3/1/2024	—	—	—	—	—	—	18,592 (3)	3,214,743
	3/1/2025	—	—	—	—	3,198 (1)	552,966	—	—
	3/1/2025	—	—	—	—	—	—	7,461 (4)	1,290,082

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		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

J. Ronald Dail	3/1/2022	—	—	—	—	1,324 (5)	228,933	—	—
	3/1/2022	3,677 (6)	—	48.22	3/1/2029	—	—	—	—
	3/1/2023	—	—	—	—	788 (5)	136,253	—	—
	3/1/2023	—	—	—	—	997 (1)	172,391	—	—
	3/1/2023	—	—	—	—	12,555 (2)	2,170,885	—	—
	3/1/2024	—	—	—	—	1,902 (1)	328,875	—	—
	3/1/2024	—	—	—	—	—	—	13,310 (3)	2,301,432
	3/1/2025	—	—	—	—	2,125 (1)	367,434	—	—
	3/1/2025	—	—	—	—	—	—	4,959 (4)	857,461
Hope Katz	4/1/2024	—	—	—	—	788 (5)	136,253	—	—
	3/1/2025	—	—	—	—	656 (5)	113,429	—	—
	3/1/2025	—	—	—	—	836 (1)	144,553	—	—
	3/1/2025	—	—	—	—	—	—	1,951 (4)	337,347
(1)Consists of unvested restricted stock units as of December 31, 2025 that vest 33% annually over three years from the date of grant, provided that the individual is still employed by Huron on the applicable vesting date or is eligible for retirement under the Company's equity incentive plan.
(2)Consists of the 2023 grant of PSUs that vest based on performance for the 2023-2025 performance period. The amount reflected in the table equals 180%, the actual amount earned. The earned amount vested on March 1, 2026.
(3)Consists of the 2024 grant of PSUs that vest based on performance for the 2024-2026 performance period. Actual payouts may range from 0% to 200% of target, with 25% paid for threshold performance. As of December 31, 2025, it was estimated that the award would be earned at an amount between target and maximum; as such, the amount reflected in the table equals the maximum amount. Once the 2024-2026 performance period is complete, the earned award will vest in its entirety on March 1, 2027.
(4)Consists of the 2025 grant of PSUs that vest based on performance for the 2025-2027 performance period. Actual payouts may range from 0% to 200% of target, with 25% paid for threshold performance. The amount reflected in the table equals the target amount based on the estimated funding as of December 31, 2025. Once the 2025-2027 performance period is complete, the earned award will vest in its entirety on March 1, 2028.
(5)Consists of unvested restricted stock units granted for time served prior to being a named executive officer  that vests 25% annually over four years from the date of grant, provided that the individual is still employed by Huron on the applicable vesting date or is eligible for retirement under the Company's equity incentive plan.

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(6)Consists of the unexercised performance stock options (PSOs) granted in 2022 that were earned based on the 2022 annual performance of the Healthcare business unit. The amount reflected in the table equals the unexercised PSOs of the earned amount. The earned awards vested 33% annually over three years from the date of grant provided the individual was still employed by Huron on the applicable vesting date.
2025 Option Exercises and Stock Vested
The following table sets forth certain information concerning stock options exercised and restricted stock and restricted stock units vested during 2025 for each named executive officer.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

C. Mark Hussey	—	—	49,687	7,575,280
John D. Kelly	—	—	30,325	4,623,350
J. Ronald Dail	—	—	21,736	3,313,871
Hope Katz	—	—	275	39,277
(1)The value realized on vesting equals the number of shares received on vesting multiplied by the closing price of Huron stock on the vesting date (or on the most recent business day preceding the vesting date, if the vesting date was not a business day).
2025 Nonqualified Deferred Compensation
The following table sets forth the deferred compensation activity for the named executive officers in 2025.

Name	Executive Contributions in 2025 ($)(1)	Registrant Contributions in 2025 ($)	Aggregate Earnings in 2025 ($)(2)	Aggregate Withdrawals/ Distributions in 2025 ($)	Aggregate Balance as of 12/31/25 ($)

C. Mark Hussey	—	—	292,430	—	2,204,683
John D. Kelly	—	—	—	—	—
J. Ronald Dail	—	—	—	—	—
Hope Katz	—	—	—	—	—
(1)There were no executive contributions made to the Deferred Compensation Plan for 2025.
(2)Huron does not pay above-market interest or preferential dividends on investments in the Deferred Compensation Plan and therefore the amounts in this column are not reported in the Summary Compensation Table.

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The Company maintains the deferred compensation plan (the "DCP"), which became effective July 1, 2006, for principals, managing directors, corporate vice presidents, named executive officers and members of the board. The DCP permits eligible employees to defer up to 75% of their base salary and 100% of their annual cash incentive and permits directors to defer up to
100% of their cash compensation. Participants are able to choose from a number of investment alternatives. Earnings are credited based on the returns of the investment options selected by the participant. Huron does not match any amounts deferred or otherwise contribute to the DCP except to make restoration payments to the accounts of participants who do not receive the maximum eligible 401(k) match as a result of participation in the DCP. Deferral elections for base salary and any guaranteed bonus must be made in the calendar year prior to earning such base salary or within 30 days of becoming eligible for the plan. The Company requires that deferral elections of the annual cash incentive be made 12 months prior to the end of the applicable performance period.
Payments from the plan automatically begin upon termination of employment or separation from service as a director. Key employees, including executive officers, must wait six months after termination to receive payment from the plan. Participants may elect payment in a lump sum or annual installments for up to 15 years. Upon proof of financial hardship and approval from the Compensation Committee, a participant may be allowed an early distribution. Participants may also elect to receive payments prior to termination through a scheduled distribution.
Potential Payments Upon Termination or Change of Control
Background
We have entered into agreements and maintain plans and arrangements that require us to pay or provide compensation and benefits to each of the named executive officers in the event of certain terminations of employment or a change of control.
Senior Management Agreements
Mr. Hussey's senior management agreement as chief executive officer, effective January 1, 2023, had a three-year initial term which was automatically extended pursuant to the terms of the agreement on January 1, 2026, and will be automatically renewed and extended for an additional year upon each anniversary of the effective date of the agreement unless Mr. Hussey or the Company provides 60 days' advance written notice of the cessation of such automatic renewal. The agreement may be earlier terminated by Mr. Hussey or the Company pursuant to its terms.
Mr. Kelly,  Mr. Dail, and Ms. Katz’s senior management agreements, as amended, do not specify an initial term and instead provide that employment will continue unless either the Company or the executive delivers to the other 60 days’ advance written notice of the cessation of employment. These may be earlier terminated by the executive or the Company pursuant to their terms.
The following table summarizes how unvested equity awards will be addressed in the event of a termination under the senior management agreements, the Plan and the applicable grant agreements for each of our active NEOs.

Event	Restricted Stock Units and Options	2023, 2024, and 2025 Performance Stock Units

Normal Vesting	33% annual vesting over 3 years	100% of the earned PSUs vest on March 1 of the year following the end of the three year performance period.
Voluntary Termination	Forfeit.	Forfeit.
Termination for "Cause"	Forfeit.	Forfeit.
Approved Retirement (comply with non-compete provisions)	Subject to non-compete, vesting continues per normal course post- retirement.
Earned based on actual performance and will vest pro
rata on March 1 of the year following the three year
performance period based on number of days employed
during the performance period. Subject to non-compete,
vesting continues per normal course post-retirement.

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Event	Restricted Stock Units and Options	2023, 2024, and 2025 Performance Stock Units

Death or Disability	Full acceleration.	Earned based on actual performance and will vest pro rata on March 1 of the year following the three year performance period based on number of days employed during the performance period.
Involuntary/Good Reason Termination	Forfeit.	Earned based on actual performance and will vest pro rata on March 1 of the year following the three year performance period based on number of days employed during the performance period.
Change of Control ("COC"), No Termination	No vesting impact, may be assumed by acquirer.
If assumed by acquirer and converts shares into right to
receive equivalent value shares in new entity then vesting
continues per normal course.
If not assumed by acquirer or acquirer does not convert
shares into right to receive equivalent value in shares of
new entity and the COC occurs during the performance
period, then the PSUs will vest at the greater of target or
the level dictated by actual performance at the time of the
COC.
If not assumed by acquirer or acquirer does not convert
shares into a right to receive equivalent value in shares of the new entity and the COC occurs after the performance
period, then the PSUs will vest at the greater of target or
the level dictated by actual performance at the time of the
COC.
If not assumed by acquirer or acquirer does not convert
shares into a right to receive equivalent value in shares of the new entity, one share of Company common stock will
be exchanged for each vested PSU and such common
stock will receive the consideration paid by the acquirer in the COC.

Involuntary/COC Good Reason Termination (A) 24 Months Post-COC, or (B) Within 12 Months Prior to COC Reasonably Attributable to COC	Full acceleration.	Shares shall immediately fully vest at the greater of target or level dictated by actual performance.
The treatment of unvested equity awards granted to Mr. Hussey in the event of termination did not change with the execution of his senior management agreement as a chief executive officer, which was effective January 1, 2023.
Other Benefits
Mr. Hussey, Mr. Kelly, Mr. Dail, and Ms. Katz are eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated key management employees.
Restrictive Covenants on Termination
For the applicable restricted period set forth in the senior management agreements of all executive officers, except for Mr. Dail, such executive officers may not directly or indirectly (i) hire any employees of the Company or solicit, induce or encourage any employee of the Company or any client of the Company to leave, alter or cease his/her/its relationship with the Company or (ii)
provide services that are the same as or similar to those offered by the Company to any client of the Company that he obtained as a client for the Company, to whom he or she provided services within the 12 months preceding termination of employment, or to whom he or she submitted a proposal during the six months prior to termination of employment. The restricted period for each executive officer, except for Mr. Dail, following termination of employment is the longer of (a) the

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period for which such executive officer is entitled to receive severance payments pursuant to the terms of his or her employment agreement and (b) 12 months following termination of such executive officer's employment.
Under Mr. Dail's senior management agreement, during his employment with the Company he may not directly or indirectly solicit, induce or encourage any employee or other personnel of the Company or any client or other business relation to leave, alter or cease his/her/its relationship with the Company. In addition, for a period of 12 months following termination of his employment with the Company, he may not interfere with the Company's business relationship with a Company employee that
Mr. Dail worked with and gained trade secret information about by soliciting such an employee of the Company to terminate employment with the Company for the benefit of any other business.
All executives are also subject to a confidentiality and non-disclosure covenant.
Key Definitions
Definition of "Change of Control"
A Change of Control is defined in each of the executive's senior management agreements as:
•any person becomes a beneficial owner of 40% or more of the Company’s outstanding securities;
•there is a consummation of a merger or consolidation with any person unless (a) the voting securities of the Company outstanding immediately prior to the transaction continue to represent at least 50% of the combined voting power of the securities of the Company or such other surviving entity; (b) the merger is a recapitalization in which no person other than existing security holders becomes a beneficial owner representing 50% or more of the Company’s then outstanding securities; or (c) the merger does not represent a sale of all or substantially all of the Company’s assets;
•the stockholders approve a plan of complete liquidation or dissolution; or
•there is a disposition or sale of all or substantially all of the Company’s assets other than a sale or disposition in which at least 50% of the combined voting power of the voting securities are owned by stockholders of Huron.
Definition of "Good Reason"
The definition of "Good Reason" is defined under all of the senior management agreements to mean a resignation following: (i)
a failure to comply with any material term of the agreement by the Company; (ii) a material reduction in base salary or benefits coverage, provided that such reduction is without his or her consent, is not warranted by the Company’s financial condition, and is not a change that applies uniformly to similarly situated Company executives; or in the case of the senior management agreements for Mr. Hussey, Mr. Kelly, and Ms. Katz (iii) a change in primary location of employment to a location that is more than 50 miles from Chicago, Illinois. The senior management agreements provide the Company the right to cure prior to a senior executive’s resignation for Good Reason.
Definition of "Good Reason" in Relation to a Change of Control
Under each of the executive's senior management agreements, a Change of Control Good Reason occurs if certain adverse changes occur in anticipation of, or within 24 months following, a Change of Control including:
(a)any material breach of the senior management agreement by the Company;
(b)any material adverse change in the executive’s status, responsibilities or position with the Company;
(c)any material reduction in his or her base salary or target bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly situated executives of the Company and any direct or indirect parent of the Company;
(d)assignment of duties to the executive that are materially inconsistent with his or her position and responsibilities described in the senior management agreement, (which in the case of Mr. Hussey, specifically includes assignment of a position other than as chief executive officer of the ultimate parent surviving company); or
(e)requiring the executive to be principally based at any office or location that is greater than 50 miles from Chicago,
Illinois (or, in the case of Mr. Dail, from the executive’s agreed upon primary place of employment prior to the Change of Control).

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Termination without Cause or Resignation for Good Reason
If any of the executives is terminated without Cause or resigns for Good Reason, as defined in his or her senior management agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts. In addition, executives will receive pro rata vesting of performance stock units that would otherwise have been earned in the performance period.
The following severance benefits are payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, except in the case of a Change of Control, as of December 31, 2025:

Executive	Severance Benefits

C. Mark Hussey
An amount in cash equal to two times the sum of his then current annual base salary and his then current target bonus; pro rata bonus in the year of termination based on actual results; 24 months’ continuation of medical insurance; and pro rata vesting of performance stock units that would otherwise have been earned in the performance period. Severance amounts are payable in a lump sum.

John D. Kelly
An amount in cash equal to the sum of his then current annual base salary and his then current target bonus;
pro rata bonus in the year of termination based on actual results; 12 months’ continuation of medical insurance;
and pro rata vesting of performance stock units that would otherwise have been earned in the performance period. Severance amounts are payable in a lump sum.

J. Ronald Dail
An amount in cash equal to the sum of his then current annual base salary and his then current target bonus; pro rata bonus in the year of termination based on actual results; 12 months’ continuation of medical insurance; and pro rata vesting of performance stock units that would otherwise have been earned in the performance period. Severance amounts are payable in a lump sum.

Hope Katz
An amount in cash equal to the sum of her then current annual base salary and her then current target bonus;
pro rata bonus in the year of termination based on actual results; 12 months’ continuation of medical insurance;
and pro rata vesting of performance stock units that would otherwise have been earned in the performance period. Severance amounts are payable in a lump sum.

Under the applicable equity award agreements, in the event an executive qualifies for an approved retirement and signs a non-
compete agreement, he or she would receive continued vesting of his or her stock options, restricted stock and restricted stock units. There would be no acceleration, but the equity would continue to vest per the schedule as outlined in the grant agreements.
Termination of Employment Due to Death or Disability
Under each of the senior management agreements, if any of our executives dies or becomes disabled, his or her estate will receive payment of base salary and a pro rata bonus at target through the date of termination. The executive and/or his or her eligible dependents shall receive continuation of medical benefits for six months. In addition, unvested time-based equity outstanding will vest and unvested performance-based awards will vest in accordance with the applicable grant agreement.
Termination of Employment Due to Termination other than for Resignation for Good Reason or
Due to Cause
No severance or benefits are paid if an executive officer’s employment is terminated for Cause or the executive resigns other than for Good Reason as defined in the executive’s senior management agreement.
Termination without Cause or Resignation for Good Reason Related to a Change of Control
If any of our executives is terminated without Cause or resigns for Change of Control Good Reason, in either case, within 24 months following a Change of Control (or within 12 months prior to a Change of Control if the executive reasonably demonstrates that the termination of his or her employment without Cause or his or her resignation for an event which, had it occurred following a Change of Control, would have constituted Change of Control Good Reason, was attributable to or otherwise in contemplation of a Change of Control), as defined in his or her senior management agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts.

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The following severance benefits are payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, in the case of a Change of Control, as of December 31, 2025:

Executive	Severance Benefits

C. Mark Hussey
An amount in cash equal to two and one-half times the sum of his then current annual base salary and his then current target bonus; pro rata target bonus in the year of termination; 30 months’ continuation of medical insurance; and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

John D. Kelly
An amount in cash equal to one and one-half times the sum of his then current annual base salary and his then current target bonus; pro rata target bonus in the year of termination; 18 months’ continuation of medical insurance; and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

J. Ronald Dail
An amount in cash equal to one and one-half times the sum of his then current annual base salary and his then current target bonus; pro rata target bonus in the year of termination; 18 months’ continuation of medical insurance; and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

Hope Katz
An amount in cash equal to one and one-half times the sum of her then current annual base salary and her then current target bonus; pro rata target bonus in the year of termination; 18 months’ continuation of medical insurance; and accelerated vesting of all outstanding equity grants that were awarded at or prior to the time of the Change of Control. Severance amounts are payable in a lump sum.

Golden Parachute Cutback
All executive senior management agreements provide that, if any amount, right or benefit paid or payable to the executive under his or her senior management agreement or any other plan, program or arrangement would constitute an "excess parachute payment" under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to the executive under his senior management agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.
Potential Payments Upon Termination or Change of Control
The estimated amount payable or provided to each named executive officer in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2025, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change of control can only be determined at the time the actual triggering event occurs. The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs.

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The following table and summary set forth potential payments we would be required to make to our named executive officers upon termination of employment or change of control. The table assumes termination of employment on December 31, 2025 and uses a share price of $172.91, the closing price of our stock on December 31, 2025, the last trading day of the fiscal year.

Name	Benefit	Voluntary Termination/ Retirement ($)	Termination without Cause or resignation for Good Reason ($)	Permanent Disability or Death ($)	Involuntary Termination Following Change of Control ($)

C. Mark Hussey	Salary	—	2,050,000	—	2,562,500
	Bonus	—	2,972,500	—	3,715,625
	Pro rata annual bonus (1)	—	1,515,975	1,486,250	1,515,975
	Equity acceleration (2)	—	—	3,250,362	16,811,106
	Benefits continuation	—	41,854	10,463	52,317
	Cutback (3)	—	—	—	(6,246,356)
	Total Value	—	6,580,329	4,747,075	18,411,167
John D. Kelly	Salary	—	650,000	—	975,000
	Bonus	—	780,000	—	1,170,000
	Pro rata annual bonus (1)	—	795,600	780,000	795,600
	Equity acceleration (2)	—	—	1,225,932	6,811,859
	Benefits continuation	—	32,423	16,211	48,634
	Cutback (3)	—	—	—	—
	Total Value	—	2,258,023	2,022,143	9,801,093
J. Ronald Dail	Salary	—	675,000	—	1,012,500
	Bonus	—	641,250	—	961,875
	Pro rata annual bonus (1)	—	654,075	641,250	654,075
	Equity acceleration (2)	—	—	1,233,886	5,412,948
	Benefits continuation	—	35,327	17,663	52,990
	Cutback (3)	—	—	—	(306,195)
	Total Value	—	2,005,652	1,892,799	7,788,193
Hope Katz	Salary	—	425,000	—	637,500
	Bonus	—	318,750	—	478,125
	Pro rata annual bonus (1)	—	325,125	318,750	325,125
	Equity acceleration (2)	—	—	394,235	731,582
	Benefits continuation	—	35,327	17,663	52,990
	Cutback (3)	—	—	—	(840,442)
	Total Value	—	1,104,202	730,648	1,384,880
(1)Pro rata bonus for termination without Cause or resignation for Good Reason is based on actual performance from 2025. See the
Compensation Discussion and Analysis of this Proxy Statement for disclosure regarding amount earned.
(2)The acceleration of equity varies by grant and type of termination as outlined in the preceding sections. The value shown is equal to the number of accelerated shares times the closing price on the last day of the fiscal year. These amounts do not include the value of stock that continues to vest per the original schedule post termination, as listed below:

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(a) The 2024 and 2025 performance units would continue to vest upon a Termination without Cause or Resignation for Good Reason or Permanent Disability or Death for each of the named executive officers with the number of shares determined based on actual performance through December 31, 2025 and prorated for the number of days that the executive was employed during the performance period.
(b) All of the 2023 performance units would continue to vest upon a Termination without Cause or Resignation for Good Reason or
Permanent Disability or Death for each of the named executive officers with the number of shares determined based on actual performance through December 31, 2025, which is the conclusion of performance period.
(c)Additionally, in the event an executive qualifies for an approved retirement, they would receive continued vesting of their stock per the schedule as outlined in the grant agreements. (As of December 31, 2025, Mr. Hussey satisfied the age and service retirement criteria for these programs.)
      (d)    Time-based RSAs and RSUs are forfeited in the event of a Termination without Cause or Resignation for Good Reason.
(3)In the event that estimated change in control severance benefits would exceed the safe harbor threshold under Section 280G of the
Internal Revenue Code, such benefits are reduced to the maximum amount that does not result in the imposition of any excise tax.
Pay Versus Performance
The Company is providing the following disclosure about the relationship of the compensation actually paid to our chief executive officer and other named executive officers and our total shareholder return, peer group shareholder return, our net income and our revenues. The information set forth below was not used by the Compensation Committee in setting compensation for our named executive officers as set forth in the Summary Compensation Table.

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($'000s)	Company- Selected Measure: Revenues before Reimbursable Expenses ($'000s)(6)

Year					Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)

2025	7,198,354	14,304,427	2,288,951	4,228,623	293	154	105,040	1,662,836
2024	6,519,978	10,541,029	2,180,600	3,255,143	211	176	116,626	1,486,085
2023	5,706,403	10,225,755	2,387,211	4,398,093	174	178	62,479	1,362,060
2022	6,066,630	8,811,255	2,637,060	3,593,717	123	148	75,552	1,132,455
2021	3,595,855	1,428,917	1,579,259	709,973	85	141	62,987	905,640
(1)The principal executive officer (PEO) included in the summary compensation table total and compensation actually paid (CAP) total for
2025, 2024, and 2023 was C. Mark Hussey. The PEO for 2022 and 2021 was James H. Roth.
(2)The non-PEO NEOs included in the average summary compensation table total and average CAP for each year are as follows:
–2025 - John D. Kelly, J. Ronald Dail, and Hope Katz
–2024 - John D. Kelly, J. Ronald Dail, and Ernest W. Torain, Jr.
–2023 - John D. Kelly, J. Ronald Dail, and Ernest W. Torain, Jr.
–2022 - C. Mark Hussey, John D. Kelly, J. Ronald Dail, and Ernest W. Torain, Jr.
–2021 - C. Mark Hussey, John D. Kelly and Ernest W. Torain, Jr.
(3)CAP was calculated by subtracting from the summary compensation total the grant date fair value of awards included in the summary compensation total, adding/(subtracting) the year-over-year change in fair value of unvested equity, adding/(subtracting) the year-over-
year change in fair value of prior years' unvested equity that vested in the current year (valued as of the vest date), and adding the fair value of equity compensation granted in the current year (valued as of year-end). No dividends were paid in any year presented.
Below is additional information on the total amount of equity compensation included in CAP for the PEO and the average amount of equity compensation included in CAP for the non-PEO NEOs for 2025:

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	Components of PEO Equity Compensation Included in CAP					Components of non-PEO NEO Equity Compensation Included in CAP

($)	Fair Value of Equity Awards Granted in Current Year as of FYE	Change in Fair Value of Unvested Equity Awards Granted in a Prior Year as of FYE	Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in Current Year	Change in Fair Value of Prior Years' Unvested Awards that were Forfeited in Current Year	Total Fair Value of Equity Awards included in CAP	Fair Value of Equity Awards Granted in Current Year as of FYE	Change in Fair Value of Unvested Equity Awards Granted in a Prior Year as of FYE	Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in Current Year	Change in Fair Value of Prior Years' Unvested Awards that were Forfeited in Current Year	Total Fair Value of Equity Awards included in CAP

PSU	3,661,888	4,613,231	1,146,274	—	9,421,392	828,297	1,122,989	399,885	—	2,351,171
PSO	—	—	—	—	—	—	—	24,035	—	24,035
Restricted Stock Units	1,569,331	472,975	254,900	—	2,297,206	392,794	157,156	91,136	—	641,086
Total	5,231,219	5,086,206	1,401,173	—	11,718,598	1,221,090	1,280,145	515,056	—	3,016,291
(4)CAP was not required to be adjusted for the value of pension benefits as we do not provide pension benefits. In addition, none of the equity awards granted to our NEOs were granted and vested in the same year and there were no dividends paid on the awards that were not otherwise incorporated into the valuation of the awards.
(5)The Compensation Committee determined revenues before reimbursable expenses to be the most important financial performance measure used to link company performance to CAP to our PEO and Non-PEO NEOs for 2025 because, in its view, it was most consistent with our primary near-term objective of driving revenue growth.
(6)The pay versus performance table above and the graph below compare the cumulative total shareholder return (TSR) on our common stock against the cumulative TSR of the stocks making up an industry peer group from December 31, 2020 through December 31, 2025.
The industry peer group, which is consistent with the peer group used by the Company for its S-K Item 201(e) disclosures within the
2025 Annual Report on Form 10-K, is comprised of the following companies: CRA International, Inc. (CRAI), FTI Consulting, Inc. (FCN),
ICF International, Inc. (ICFI) and Resources Connection, Inc. (RGP). In 2025, we removed Premier, Inc. (PINC) from the peer group used for the S-K Item 201(e) disclosures as the common stock of the company was no longer listed on a public exchange as of
December 31, 2025. The graph and table assume a $100 investment in Huron Consulting Group Inc. common stock and an index of the industry peer group on December 31, 2020. The annual TSR for each member of the peer group assumes all dividends are reinvested and was weighted based on its stock market capitalization at the beginning of each year presented.
The below graphs illustrate the relationship between the compensation actually paid (CAP) to the principal executive officer
(PEO) and the average of the non-PEO NEOs and i) total shareholder return for Huron and the peer group, ii) revenues and iii)
net income from 2021 through 2025.

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The increase in the PEO and average Other NEO CAP in 2022 as compared to 2021 is primarily due to the increase in the fair value of equity awards. From December 31, 2021 to December 31, 2022, our stock price increased from $49.90 to $72.60 and the expected funding of the 2020 and 2021 performance-based awards tied to performance against Adjusted Diluted EPS and
Revenue Growth metrics increased from 0% to 19% for the 2020 awards and 100% to 153% for the 2021 awards.
The increase in the PEO and average Other NEO CAP in 2023 also related to the increase in the fair value of equity awards.
From December 31, 2022 to December 31, 2023, our stock price increased from $72.60 to $103.80 and the expected funding of the 2021 and 2022 performance-based awards tied to performance against Adjusted Diluted EPS and Revenue Growth metrics increased from 153% to 194% for the 2021 awards and 100% to 182% for the 2022 awards.
The increase in the PEO CAP in 2024 related to the increase in the fair value of equity awards; and the decrease in the average Other NEO CAP in 2024 is primarily related to the departure of Mr. Torain effective March 15, 2024, partially offset by the increase in the fair value of equity awards outstanding with the other NEOs. The increase in the fair value of equity awards relates to the increase in our stock price from $103.80 to $124.26 from December 31, 2023 to December 31, 2024 and the expected funding of the 2022 and 2023 performance-based awards tied to performance against Adjusted Diluted EPS and
Revenue Growth metrics increased from 194% to 200% for the 2022 awards and 100% to 168% for the 2023 awards.
The increase in the PEO CAP in 2025 related to the increase in the fair value of equity awards; and the increase in the average Other NEO CAP in 2025 is primarily related to the increase in the fair value of the equity awards and the appointment of Ms. Katz as Executive Vice President, General Counsel and Corporate Secretary in 2025. The increase in the fair value of equity awards relates to the increase in our stock price from $124.26 to $172.91 from December 31, 2024 to December 31,
2025; and the expected funding of the 2023 and 2024 performance-based awards tied to performance against Adjusted
Diluted EPS and Revenue Growth metrics increased from 168% to 180% for the 2023 awards and 100% to 136% for the 2024 awards.
Financial Performance Measures
The Compensation Committee uses the following four financial performance measures when determining actual compensation paid to the named executive officers:
•Revenues before reimbursable expenses;
•Organic revenues;
•Adjusted EBITDA margin; and
•Adjusted diluted earnings per share (“EPS”).
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our median-paid employee to the annual total compensation of Mr. Hussey, our CEO. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
For 2025:
•The annual total compensation of our median employee was $89,793.
•Mr. Hussey’s annual total compensation, as reflected in the Summary Compensation Table included in this Proxy Statement, was $7,198,354.
•Based on this information, the ratio of the annual total compensation of Mr. Hussey to the annual total compensation of our median employee is estimated to be 80.2 to 1.
In 2025, we identified the median employee by examining the 2025 total cash compensation for all individuals, excluding our
CEO, who were employed by us on December 31, 2025. We included all employees, whether employed on a full-time or part-
time basis. We annualized the base compensation and bonus for all employees that were not employed by us for all of 2025

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unless they were designated as temporary or seasonal positions. For purposes of identifying the median employee, we used target incentive compensation because actual amounts were not determinable at the time.
In addition, in order to identify our median employee in 2025, we (i) utilized the exemption permitted under Item 402(u) of
Regulation S-K to exclude a total of 308 employees from Canada, the United Kingdom, Singapore, Switzerland, and Poland
(which, in the aggregate, comprised less than 5% of our total employee population as of December 31, 2025), resulting in a net employee population of 8,497, of which 3,506 are located in India and (ii) adjusted non-U.S. employee pay applying foreign currency exchange rates as of December 31, 2025.
Final annual total compensation for the median employee reflects actual incentive compensation earned. We calculated 2025 annual total compensation for our median employee using the same methodology we use for our NEOs as set forth in the
Summary Compensation Table.
Compensation Committee Interlocks and Insider Participation
During 2025, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.
Certain Relationships and Related Transactions
It is the responsibility of the Audit Committee to review and approve, ratify or disapprove proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed pursuant to the SEC’s related person disclosure requirements). In addition, it is the policy of management and board members to discuss at a meeting of the board, or the appropriate board committee, those transactions requiring disclosure pursuant to the SEC’s related person disclosure requirements between Huron and a board member or a principal stockholder and members of their immediate families.
In addition, Huron has a Code of Conduct, a copy of which is posted on our web site at www.huronconsultinggroup.com, that applies to directors and employees and their family members. The Code of Conduct, among other things, has a policy governing conflicts of interest generally and, in particular, prohibiting certain business arrangements with the Company and clients of the Company, entering into relationships that may be perceived as impairing the ability of the individual or Huron from performing his/her or its duties, as the case may be, in an impartial manner, and use of corporate property for improper personal gain. Any exceptions require disclosure and approval by the Chief Compliance Officer and, in the case of officers and directors, by the Audit Committee of the board. The Code of Conduct also prohibits Huron from making any personal loans or guaranteeing any personal obligations of board members and executive officers.
Compensation of the Vice Chairman
Effective January 1, 2023, James H. Roth was appointed as Vice Chairman, Client Services by the board and this change in role marked the conclusion of his tenure as an executive officer. In this full-time role, Mr. Roth assists in strategic and market-
facing activities concentrating on engaging directly with clients in Huron’s core industries, originating business in existing and adjacent markets and engaging with new and existing clients, cultivating new client relationships, and providing exceptional service delivery across the company. In addition to his 45 years of client-focused experience, Mr. Roth continues to play an active and pivotal role mentoring and developing the next generation of Huron leaders. Mr. Roth does not receive compensation for his director duties but is remunerated commensurate with his new responsibilities for revenue generation, client service and developing leaders.
In 2025, Mr. Roth received compensation of $2,244,655 comprised of $900,000 for base salary, $1,107,000 non-equity incentive plan compensation, $180,055 in stock award grants and $57,600 in other benefits. The stock awards include the grant date fair value of $180,055 for 1,181 restricted stock units granted on March 1, 2025, with a four year annual vesting schedule.
In 2025, Mr. Roth entered into a senior management agreement with Huron, effective January 1, 2025, which superseded and replaced any prior senior management agreements between Mr. Roth and Huron as of the effective date (as amended, the
"Roth Agreement"). Set forth below is a brief description of the material terms of the Roth Agreement. The foregoing description of the terms of the Roth Agreement does not purport to be a complete description of the Roth Agreement and is qualified in its entirety by reference to the text of the Roth Agreement, which was filed as Exhibit 10.29 to the Company’s
Annual Report on Form 10-K filed on February 24, 2026.

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Term: The Roth Agreement provided for an initial one-year term which expired January 1, 2026. On March 11, 2026, Mr. Roth entered into an amendment to the Roth Agreement to extend the term of the Roth Agreement for an additional one-year period beginning January 1, 2026 and ending December 31, 2026. The parties may agree to extent the Roth Agreement for an additional one year or longer period subject to the approval of the board. The Roth Agreement may be terminated earlier by
Mr. Roth or the Company pursuant to its terms.
Base Salary: The Roth Agreement entitles Mr. Roth to an annual base salary in the amount of $900,000.
Annual Bonus: Each calendar year, Mr. Roth is eligible for an annual cash bonus in an amount determined by the Chief
Executive Officer based on the Company’s and Mr. Roth’s performance and the Company’s compensation policies. For the
2025 calendar year, Mr. Roth's annual target cash bonus was $900,000 and based on his performance in 2025, the
Compensation Committee approved 123% funding. For the 2026 calendar year, Mr. Roth’s target cash bonus will be $900,000.
Equity Awards: Mr. Roth is generally eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards to be determined by the Chief Executive Officer, subject to the approval of the Compensation Committee, based on the Company’s and Mr. Roth’s performance and the Company’s compensation policies. The terms and conditions of each equity award are subject to the terms of the applicable equity incentive plan of the Company and the equity awards' grant agreements. For the 2025 calendar year, Mr. Roth's annual equity bonus was 20% of his annual base salary ($180,000). For the 2026 calendar year, Mr. Roth’s target equity bonus will be 20% of his annual base salary ($180,000). The Roth Agreement provides that each of Mr. Roth’s 2025 annual equity grant and 2026 annual equity grant will vest in four equal installments, with one-fourth vesting on the first anniversary of the grant date and one-fourth vesting on each of the next three anniversaries of the grant date.
Other Benefits: Mr. Roth is eligible to participate in the Company’s various health and welfare benefit plans for its similarly-
situated employees. Additionally, Mr. Roth is eligible to participate in the executive physical program provided to key management employees, and is provided a dedicated office space in the Company’s headquarter office.
Post-Termination Payments: If Mr. Roth's employment is terminated by the Company without Cause (as defined in the Roth
Agreement), Mr. Roth will be entitled to: (i) severance pay in an amount equal to six months' of Mr. Roth's annual base salary
(ii) continuation of medical benefits for 12 months upon the same terms as exist from time to time for active similarly-situated employees of the Company; and (iii) an amount in cash equal to the annual bonus that Mr. Roth would have earned for the year of termination had he remained employed for the year in which his termination occurs based on his performance, prorated for the number of completed days of employment during the year of termination.
Death or Permanent Disability: If Mr. Roth's employment is terminated due to Mr. Roth’s death or permanent disability, then
Mr. Roth or Mr. Roth's estate will be entitled to (i) payment of Mr. Roth's base salary through the date of termination; (ii) if the termination due to Mr. Roth's death or permanent disability occurs during the initial one-year term of the Roth Agreement, an amount in cash equal to the then-prevailing target amount of Mr. Roth's annual bonus, prorated for the number of completed days of employment during that year; and (iii) vesting of any outstanding time-based or performance-based equity will be treated in accordance with the applicable equity agreement then in effect. Additionally, if Mr. Roth's employment is terminated due to Mr. Roth's death or permanent disability, then Mr. Roth or Mr. Roth's eligible dependents will be entitled to continuation of medical benefits upon the same terms as exist immediately prior to the termination of employment for similarly-situated active employees of the Company for the six-month period immediately following the termination of employment.
The receipt of the post-termination benefits described above are conditioned on Mr. Roth’s compliance with the covenants, warranties, representations and agreements set forth in Roth Agreement, as well as his execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

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Proposal Three
Ratification of Appointment of Independent Registered
Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”), which has been the independent registered public accounting firm for the Company since its inception, has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending
December 31, 2026. This appointment is being presented to the stockholders for ratification.
Approval Required
The ratification of the appointment of PwC as the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and entitled to vote on the proposal, provided that a quorum is represented at the
Annual Meeting. Abstentions will have the same effect as a vote against ratification. This proposal is considered a routine matter, so a bank, broker or nominee has the discretion to vote uninstructed shares held in “street name” on behalf of beneficial owners on this proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending
December 31, 2026, unless specified otherwise.
Representatives of PwC are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Recommendation of the Board

The Board of Directors
recommends that
stockholders vote FOR
the ratification of the
appointment of
PricewaterhouseCoopers
LLP as the company’s
independent registered
public accounting firm for
the fiscal year ending
December 31, 2026.

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Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2025 and December 31, 2024, and fees for other services rendered by
PwC during those periods:

	2025	2024

	(in thousands)

Audit Fees	$2,152	$1,922
Audit-Related Fees	$—	$—
Tax Fees	$389	$344
All Other Fees	$4	$3
Total	$2,545	$2,269
Audit Fees—all services, including tax services, necessary to perform an audit of the consolidated financial statements of
Huron; services in connection with statutory and regulatory filings or engagements, comfort letters, statutory audits, attest services and consents; and assistance with and review of documents filed with the SEC.
Audit-Related Fees—attest services that are not required by statute or regulations.
Tax Fees—tax compliance (review of original and amended tax returns, claims for refund and tax payment-planning services);
tax planning; and other tax advice (assistance with tax audits and appeals, tax advice related to structural matters, and requests for rulings or technical advice from taxing authorities).
All Other Fees—any other service that is not audit, audit-related or a tax service.
The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined such services for fiscal years 2025 and 2024 were compatible.

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Policy on Audit Committee Preapproval of Audit and Non-Audit Services of Independent
Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding preapproval of all audit and non-
audit services provided by the independent registered public accounting firm.
The Audit Committee, on a periodic basis, determines certain services that have the general preapproval of the Audit
Committee. The Audit Committee must separately preapprove any services not receiving such general preapproval. Requests for such approval must be submitted by both the independent registered public accounting firm and the Company’s chief financial officer (the “CFO”) and must include a joint statement as to whether, in their view, the request is consistent with the
SEC’s rules on auditor independence. As appropriate, the Audit Committee then preapproves the services and the related estimated fees. The Audit Committee will establish pre-approved fee levels for all services to be provided by the independent registered public accounting firm. On a periodic basis, the CFO and the independent registered public accounting firm report to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.
Report of the Audit Committee
The primary purpose of the Audit Committee is to assist the board in its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for Huron Consulting Group Inc. and subsidiaries in accordance with the duties and responsibilities outlined in the Audit Committee charter.
Huron’s management is responsible for the preparation, consistency, integrity and fair presentation of its consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Huron’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Huron’s financial statements and the effectiveness of internal control over financial reporting.
The Audit Committee, with the assistance and support of Huron's management and its finance and accounting team, has fulfilled its objectives, duties and responsibilities as stipulated in the Audit Committee charter and has provided adequate and appropriate independent oversight and monitoring of Huron’s systems of internal control for the fiscal year ended December
31, 2025.
These activities included, but were not limited to, the following for the fiscal year ended December 31, 2025:
•Discussed with Huron’s internal auditors their continuing work in support of examination of internal controls and financial compliance controls.
•Reviewed and discussed with management and PwC the audited financial statements and the quarterly financial statements for the year ended December 31, 2025. Management has the primary responsibility for such financial statements.
•Discussed with PwC the matters requiring discussion under applicable requirements of the Public Company Accounting
Oversight Board and the Securities and Exchange Commission.
•Received the written disclosures and the letter from PwC in accordance with the applicable requirements of the Public
Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence.
In reliance on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the board that the audited financial statements be included in Huron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Securities and Exchange Commission.
Peter K. Markell, Chair
H. Eugene Lockhart
John McCartney
Hugh E. Sawyer

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Submission of
Stockholder Proposals
In order to be included in the Company’s proxy statement relating to its next annual meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the 1934 Act must be received no later than November 20, 2026 by the Corporate Secretary at the Company’s principal executive offices. Pursuant to the Company’s bylaws, stockholders who intend to present an item for business at the next annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials), including stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees pursuant to Rule 14a-19 under the 1934 Act, must provide notice to the Corporate Secretary no earlier than January 8, 2027 and no later than February 7, 2027. Notice of stockholder proposals must contain the information required by the Company’s bylaws. The inclusion of any such proposal in the Company’s proxy materials shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

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Other Matters
Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of
Annual Meeting of Stockholders, and it does not know of any business that persons, other than management, intend to present at the Annual Meeting. Should any other matters requiring a vote of the stockholders arise, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.
The Company will bear the cost of soliciting proxies. In addition, to the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

By Order of the Board of Directors

Hope Katz
Executive Vice President, General Counsel and Corporate Secretary
Chicago, Illinois March 20, 2026

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Appendix A
NON-GAAP FINANCIAL MEASURES
We assess our results of operations and calculate our executives’ annual and long-term incentive pay, in part, using the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted
EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, adjusted diluted earnings per share, free cash flow and organic revenues. These non-GAAP financial measures differ from GAAP because they exclude a number of items required by GAAP, each discussed below. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows, or liquidity prepared in accordance with GAAP. Our non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how we define our non-GAAP financial measures.
Our management uses the non-GAAP financial measures to gain an understanding of our comparative operating performance, for example when comparing such results with previous periods or forecasts. These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Additionally, the Compensation Committee uses these metrics, in part, to determine annual and long-term incentive pay under the executive compensation program.
These non-GAAP financial measures include adjustments for the following items:
Amortization of intangible assets: We exclude the effect of amortization of intangible assets from the calculation of adjusted net income, as it is inconsistent in its amount and frequency and is significantly affected by the timing and size of our acquisitions.
Restructuring charges: We have incurred charges due to restructuring various parts of our business. These restructuring charges have primarily consisted of costs associated with office space consolidations, including lease impairment charges and accelerated depreciation on lease-related property and equipment, and employee severance charges. We exclude the effect of the restructuring charges from our non-GAAP measures to permit comparability with periods that were not impacted by these items. We do not include normal, recurring, cash operating expenses in our restructuring charges.
2024 litigation settlement gain: In the second quarter of 2024, we settled a litigation matter in which Huron was the plaintiff for
$15.0 million, on a pre-tax basis. This $15.0 million settlement gain was recorded as a component of other gains, net on our consolidated statement of operations. We have excluded from our non-GAAP measures $11.7 million, which is the value of the settlement gain that exceeds the third-party legal costs of $3.3 million incurred during 2024 specific to this litigation matter, as this net gain is not indicative of the ongoing performance of our business. Third-party legal costs incurred for this litigation matter in 2023 were $4.0 million. Our third-party legal expenses are recorded as a component of selling, general and administrative expenses on our statement of operations.
Other losses (gains), net: We exclude the effects of other losses and gains, which primarily relate to changes in the estimated fair value of our liabilities for contingent consideration related to business acquisitions and litigation settlement losses and gains, excluding the 2024 litigation settlement gain presented separately, to permit comparability with periods that are not

Huron Consulting Group Inc.	A-2	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
impacted by these items. These items are recorded as a component of other losses (gains), net on our consolidated statement of operations.
Transaction-related expenses: We exclude the impact of third-party advisory, legal, and accounting fees and other corporate costs incurred directly related to the evaluation and/or consummation of business acquisitions to permit comparability with prior periods as these costs are inconsistent in their amount and frequency and are significantly affected by the timing and size of our acquisitions.
Unrealized losses (gains) on long-term investments, net: We exclude the effect of unrealized losses and gains related to our long-term investments, which include non-cash credit related impairment charges on our convertible debt investment in
Shorelight Holdings, LLC and changes in the fair value of our equity investment in a hospital-at-home company arising from observable price changes or impairment charges. These unrealized losses and gains are included as a component of other income (expense), net on our consolidated statement of operations. We believe these unrealized losses and gains are not indicative of the ongoing performance of our business and their exclusion permits comparability with prior periods.
Losses (gains) on sales of businesses: We exclude the effect of non-operating losses and gains recognized as a result of sales of businesses as they are infrequent, management believes that these items are not indicative of the ongoing performance of our business, and their exclusion permits comparability with periods that were not impacted by such items. The
2024 gain relates to the divestiture of our Studer Education practice in the fourth quarter of 2024. The 2021 gain relates to the divestiture of our Life Sciences business in the fourth quarter of 2021.
Foreign currency transaction losses (gains), net: We exclude the effect of foreign currency transaction losses and gains from the calculation of adjusted EBITDA because the amount of each loss or gain is significantly affected by changes in foreign exchange rates.
Tax effect of adjustments: The non-GAAP income tax adjustment reflects the incremental tax impact applicable to the non-
GAAP adjustments.
Income tax expense, interest expense, net of interest income, depreciation and amortization: We exclude the effects of income tax expense, interest expense, net of interest income, and depreciation and amortization in the calculation of EBITDA, as these are customary exclusions as defined by the calculation of EBITDA to arrive at meaningful earnings from core operations excluding the effect of such items. We include, within the depreciation and amortization adjustment, the amortization of capitalized implementation costs of our enterprise resource planning (ERP) system and other related software, which is included within selling, general and administrative expenses in our consolidated statements of operations.
Purchases of property and equipment and Capitalization of internally developed software costs: We subtract purchases of property and equipment and capitalization of internally developed software costs from operating cash flows, as these are customary exclusions in the calculation of free cash flows.
Reimbursable expenses: Reimbursable expenses that are billed to clients, primarily relating to travel and out-of-pocket expenses incurred in connection with client engagements, are excluded from the calculation of organic revenues. We manage our business on the basis of revenues before reimbursable expenses, which we believe is the most accurate reflection of our services because it eliminates the effect of reimbursable expenses that we bill to our clients at cost.
Revenues generated by acquired businesses: We exclude from the calculation of organic revenues the effect of revenues generated by acquired businesses that are incremental to the acquisition revenues contemplated in the annual incentive goals approved by the Compensation Committee, to arrive at meaningful revenues generated from core operations over the performance period.
The following tables reconcile these non-GAAP financial measures to the most comparable GAAP financial measure (in thousands, except per share and percentage amounts).

Huron Consulting Group Inc.	A-3	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ended December 31,
	2025	2024	2023	2022	2021
Revenues before reimbursable expenses	$1,662,836	$1,486,085	$1,362,060	$1,132,455	$905,640
Reimbursable expenses	36,307	35,720	36,695	26,506	21,318
Total revenues	$1,699,143	$1,521,805	$1,398,755	$1,158,961	$926,958
Net income	$105,040	$116,626	$62,479	$75,552	$62,987
Net income as a percentage of total revenues	6.2%	7.7%	4.5%	6.5%	6.8%
Add back:
Income tax expense	30,040	37,390	21,416	33,025	17,049
Interest expense, net of interest income	34,197	25,347	19,573	11,883	8,150
Depreciation and amortization	32,478	25,663	25,672	28,233	26,347
EBITDA	201,755	205,026	129,140	148,693	114,533
Add back:
Restructuring charges	9,136	9,913	11,550	9,909	12,401
2024 litigation settlement gain	—	(11,701)	—	—	—
Other losses (gains), net	3,072	804	(444)	(193)	198
Transaction-related expenses	8,521	2,861	357	50	1,782
Unrealized losses (gains) on long-term investments, net	15,396	—	26,262	(26,964)	—
Gains on sales of businesses	—	(3,597)	—	—	(31,510)
Foreign currency transaction losses (gains), net	(363)	(2,138)	476	(655)	419
Adjusted EBITDA	$237,517	$201,168	$167,341	$130,840	$97,823
Adjusted EBITDA as a percentage of revenues before reimbursable expenses	14.3%	13.5%	12.3%	11.6%	10.8%
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings per Share

	Year Ended December 31,
	2025	2024	2023	2022	2021
Net income	$105,040	$116,626	$62,479	$75,552	$62,987
Weighted average shares - diluted	17,991	18,613	19,601	20,746	21,809
Diluted earnings per share	$5.84	$6.27	$3.19	$3.64	$2.89
Add back:
Amortization of intangible assets	11,334	6,517	8,219	11,198	9,251
Restructuring charges	9,136	9,913	11,550	9,909	12,401
2024 litigation settlement gain	—	(11,701)	—	—	—
Other losses (gains), net	3,072	804	(444)	(193)	198
Transaction-related expenses	8,521	2,861	357	50	1,782
Unrealized losses (gains) on long-term investments, net	15,396	—	26,262	(26,964)	—
Gains on sales of businesses	—	(3,597)	—	—	(31,510)
Tax effect of adjustments	(11,654)	(977)	(12,175)	1,590	1,742
Total adjustments, net of tax	35,805	3,820	33,769	(4,410)	(6,136)
Adjusted net income	$140,845	$120,446	$96,248	$71,142	$56,851
Adjusted weighted average shares - diluted	17,991	18,613	19,601	20,746	21,809
Adjusted diluted earnings per share	$7.83	$6.47	$4.91	$3.43	$2.61

Huron Consulting Group Inc.	A-4	2025 Proxy Statement

General Information	Proposal One	Corporate Governance	Proposal Two	Executive Compensation	Proposal Three	Stockholder Proposals	Other Matters
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Year Ended December 31,
	2025	2024
Net cash provided by operating activities	$193,394	$201,319
Less:
Purchases of property and equipment	10,437	8,651
Capitalization of internally developed software costs	20,647	23,932
Free cash flow	$162,310	$168,736
Reconciliation of Total Revenues to Organic Revenues

Year Ended December 31, 2025

Total revenues	$1,699,143
Less:
Reimbursable expenses	36,307
Revenues generated by acquired businesses	36,251
Organic revenues	$1,626,585

HURON

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© 2026 Huron Consulting Group Inc. and affiliates. Huron is a global consultancy and not a CPA firm, and does not provide attest services, audits, or other engagements in accordance with standards established by the AICPA or auditing standards promulgated by the Public Company Accounting Oversight Board ("PCAOB").

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

V91660-Z92526

HURON CONSULTING GROUP INC.
Annual Meeting of Stockholders
May 8, 2026 at 11:00 AM CT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) C. Mark Hussey and Hope Katz, or either of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock, par value $0.01 per share of HURON CONSULTING GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM CT on May 8, 2026, in a virtual meeting format via live audio webcast at www.virtualshareholdermeeting.com/HURN2026, and any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the director nominees listed in Proposal 1, FOR Proposals 2 and 3, and in accordance with the discretion of the named proxy holders on any other matters that may properly come before the Annual Meeting and any postponement or adjournment thereof.

Continued and to be signed on reverse side

HURON CONSULTING GROUP INC.
550 W. VAN BUREN STREET, 17TH FLOOR
CHICAGO, IL 60607

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V91659-Z92526

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HURON CONSULTING GROUP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect to the board of directors the eight persons nominated by the board of directors to serve as directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Joy T. Brown
02) C. Mark Hussey
03) H. Eugene Lockhart
04) Peter K. Markell
05) John McCartney
06) James H. Roth
07) Hugh E. Sawyer
08) Debra Zumwalt

The Board of Directors recommends you vote FOR Proposals 2 and 3.

NOTE: To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date